SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         Current Report
               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  April 20, 1995




                         Xylogics, Inc.

     (Exact name of registrant as specified in its charter)



                            Delaware

     (State or other jurisdiction of incorporation)




    0-15487                                  04-2669596

  (Commission File Number)           (IRS Employer Identification
                                       No.)




53 Third Avenue, Burlington, Massachusetts           01803

  (Address of principal executive offices)          (Zip Code)




Registrant's Telephone Number,including area code: (617) 272-8140




                               N/A

  (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

     On April 20, 1995 (the "Closing"), Xylogics, Inc. (the
"Registrant") acquired (the "Acquisition") all of the issued capital stock (the "Shares") of Scorpion Logic Limited ("Scorpion") and its wholly owned subsidiary, Infinite Networks Limited, each a private company limited by shares and incorporated in England and Wales. The Acquisition took place pursuant to a Share Purchase
Agreement, dated as of April 13, 1995 (the "Purchase Agreement"), between the Registrant, Scorpion and all of the shareholders of Scorpion. Under the terms of the Purchase Agreement and in exchange for the shares of Scorpion, the Registrant agreed to pay to the Scorpion shareholders an aggregate of (i) 2,814,229 pounds sterling in cash (approximately $4,529,500 as of April 13, 1995), and (ii) 244,000 shares of common stock, par value $0.10, of the Registrant, which had a value on April 13, 1995 of $4,392,000.
Such consideration for the Shares was determined by arms length negotiation between the parties as to the fair market value of Scorpion as a going concern, and was paid in full at the Closing. The funds were paid out of the Registrant's cash reserves. The Registrant has agreed to register the shares of its common stock issued in the Acquisition at the request of the holders of such shares subject to certain conditions.

     Scorpion is located in Watford, Herts, and is in the business of designing and developing high-speed, multiprotocol ISDN bridging and on-demand routing systems that provide wide-area connectivity for enterprise networks.


Item 7.  Financial Statements and Exhibits.

     (a) Financial statements of business acquired. Not filed herewith; to be filed by amendment. Pursuant to Item 7(a)(4) of Form 8-K, the Registrant hereby indicates that the filing of such financial statements is impracticable and undertakes to file such information as soon as it is available on a Form 8-K/A to this Report, and in any event on or before July 4, 1995.

     (b) Pro forma financial information. Not filed herewith; to be filed by amendment. Pursuant to Item 7(a)(4) of Form 8-K, the Registrant hereby indicates that the filing of such financial information is impracticable and undertakes to file such information as soon as it is available on a Form 8-K/A to this Report, and in any event on or before July 4, 1995.

     (c)  Exhibits.  See Exhibit Index.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




XYLOGICS, INC.
(Registrant)




Maurice L. Castonguay
Vice President, Finance




Date

                          Exhibit Index

                                                       Page No.


2(A)    Share Purchase Agreement dated as of April
        13, 1995 by and among the Registrant,
        Scorpion and the shareholders of Scorpion.
        For a list of omitted Exhibits and
        Schedules, see pages (iv) and (v) of the Table of Contents to the Share Purchase
        Agreement. The Registrant will furnish a copy of any omitted Exhibit or Schedule to the Securities and Exchange Commission upon request.

2(B) Shelf Registration Rights Agreement dated as of April 20, 1995 by and between the Company and the shareholders of Scorpion.

Exhibit 2(A)






             SHARE PURCHASE AGREEMENT



                       among




                  XYLOGICS, INC.




            THE SHAREHOLDERS LISTED ON
            SCHEDULE A ATTACHED HERETO



                        and



              SCORPION LOGIC LIMITED
                 TABLE OF CONTENTS



Section
          Page

1.        Definitions
                1

2.        Purchase and Sale of the Shares
                5

     2.1  Purchase of the Shares from the
          Shareholders         5
     2.2  Further Assurances
                     5
     2.3  Purchase Price for the Shares; Post-
          Closing
          Adjustments
                     6
     2.4  Shelf Registration Rights Agreement
                     8
     2.5  Shareholders' Representative
                     8
     2.6  Completion
          10

3.   Representations of the Shareholders Regarding
     the Shares
          11

4.   Representations of the Shareholders Regarding
     the Issuance to Them of the Buyer Shares
          12

5.   Representations of the Shareholders Regarding
     the Company and Sister
          13

     5.1  Organization
                    13
     5.2  Capitalization of the Company and
          Sister         13
     5.3  Subsidiaries
                    14
     5.4  Authorization
                    14
     5.5  Financial Statements
                    15
     5.6  Absence of Undisclosed Liabilities
                    16
     5.7  Litigation
                    16
     5.8  Insurance
                    17
     5.9  Assets
                    17
     5.10 Intellectual Property Rights
                    18
     5.11 Real Property Leases
                    19
     5.12 Stock
                    20
     5.13 Debtors
                    20
     5.14 Tax Matters
                    21
     5.15 Books and Records
                    21
     5.16 Contracts and Commitments
                    22
     5.17 Compliance with Agreements and Laws
                    24
     5.18 Employee Relations
                    26
     5.19 Pensions
                    27
     5.20 Absence of Certain Changes or Events
                    27
     5.21 Customers
                    28
     5.22 Suppliers
                    28
     5.23 Warranty and Product Liability Claims
                    29
     5.24 Inter-Company Indebtedness; Indebtedness
          to and from Directors and Shareholders
                    29
     5.25 Banking Facilities
                    29
     5.26 Powers of Attorney and Suretyships
                    29
     5.27 Conflicts of Interest
                    29
     5.28 Regulatory Approvals
                    30
     5.29 Disclosure
                    30
     5.30 Scope of Representations and Warranties
                    30
     5.31 Continued Truth of Representations
          and Warranties of the Shareholders
                    31

6.   Representations and Warranties of the Buyer
          31

     6.1  Organization and Authority
                    31
     6.2  Capitalization of the Buyer
                    32
     6.3  Authorization
                    32
     6.4  Compliance with Regulation S
                    32
     6.5  Disclosure
                    33
     6.6  No Reliance on Warranties Other than
          Those Set Forth in This Agreement
                    33
     6.7  Indemnity for Acts of Buyer
                    33
     6.8  Books and Records
                    33
     6.9  Continued Truth of Representations
          and Warranties of the Buyer; Compliance
          with Covenants and Obligations
                    34

7.   Public Announcements
          34

8.   Pre-Closing Covenants of the Shareholders
     and the Company
          34

     8.1  Conduct of Business
                    34
     8.2  Absence of Material Changes
                    34
     8.3  Communications with Customers
                    36
     8.4  Compliance with Laws
                    36
     8.5  Continuing Obligation to Inform
                    36
     8.6  Exclusive Dealing
                    36
     8.7  Reports, Taxes
                    37

9.   Best Efforts to Obtain Satisfaction of
     Conditions
          37

10.  Conditions to Obligations of the Buyer
          37

     10.1 Performance of Obligations
                    37
     10.2 Acquisition of Sister Shares by the
          Company        37
     10.3 Corporate Proceedings
                    38
     10.4 Consent of Lenders, Lessors and Other
          Third Parties
                    38
     10.5 Adverse Proceedings
                    38
     10.6 Employment Contracts
                    38
     10.7 Closing Deliveries
                    38

 11. Conditions to Obligations of the
Shareholders        39

     11.1   Performance of Obligations
                    39
     11.2 Corporate Proceedings
                    40
     11.3 Consents of Lenders, Lessors and Other
          Third Parties
                    40
     11.4 Adverse Proceedings
                    40
     11.5 Completion Deliveries
                    40

12.  Indemnification
          41

     12.1 By the Shareholders
                    41
     12.2 Claims for Indemnification
                    41
     12.3 Defense by the Shareholders
                    41
     12.4 Advance Warning of Claims
                    42
     12.5 Limitations on Liability
                    42
     12.6 No Right of Rescission after Completion
                    47

13.  Post-Closing Agreements
          47

     13.1 Buyer Share Options
                    47
     13.2 Reimbursement of Certain Costs of
          Sister Acquisition
                    47
     13.3 Repayment of Shareholder Loan
                    48

14.  Termination of Agreement; Option to Proceed;
     Damages
          48

     14.1 Termination by Agreement of the Parties
                    48
     14.2 Termination
                    48
     14.3 Availability of Remedies at Law
                    48

15.  Brokers
          49

     15.1 For the Shareholders and the Company
                    49
     15.2 For the Buyer
                    49

16.  Dispute Resolution
          49

     16.1 General
                    49
     16.2 Consent of the Parties
                    49
     16.3 Arbitration
                    49

17.  Notices
          50

18.  Successors and Assigns
          51

19.  Entire Agreement; Amendments; Attachments
          51

20.  Severability
          52

 21. Investigation of the Parties
          52

22.  Legal and Advisory Fees
          52

23.  Governing Law
          52

24.  Section Headings
          53

25.  Counterparts
          53



Exhibits

Exhibit A Part I - The A Share Restriction
Agreement
Exhibit A Part II - The B Share Restriction
Agreement
Exhibit B - Shelf Registration Rights Agreement
Exhibit C - Form of Release Language from
Shareholders of Sister

Schedules

Schedule A     -  Shareholders and Shares
Schedule B     -  Apportionment of Purchase Price
Schedule C     -  Definition of U.S. Person under
Regulation S
Schedule 5.1   -  Organization
Schedule 5.2.1 -  Capitalization of the Company
Schedule 5.2.2 -  Capitalization of the Sister
Schedule 5.4   -  Authorization
Schedule 5.5.1 -  Financial Statements
Schedule 5.6   -  Absence of Undisclosed
Liabilities
Schedule 5.7   -  Litigation
Schedule 5.8   -  Insurance
Schedule 5.9   -  Assets Register
Schedule 5.10  -  Intellectual Property Rights
Schedule 5.12  -  Stock
Schedule 5.13  -  Debtors
Schedule 5.14  -  Tax Matters
Schedule 5.16  -  Contracts and Commitments
Schedule 5.17  -  Compliance with Agreements and
Laws
Schedule 5.18  -  Employee Relations
Schedule 5.19  -  Pensions
Schedule 5.20  -  Absence of Certain Changes or
Events
Schedule 5.21  -  Customers
Schedule 5.22  -  Suppliers
Schedule 5.23  -  Warranty and Product Liability
Claims
Schedule 5.24  -  Inter-Company Indebtedness to and
from
                  Directors and Shareholders
Schedule 5.25  -  Banking Facilities
Schedule 5.26  -  Powers of Attorney and
Suretyships
Schedule 5.27  -  Conflicts of Interest
Schedule 5.28  -  Regulatory Approvals
 Schedule 5.30 -  Documents Delivered to the
Buyer's Solicitors
Schedule 6.3   -  Authorization
Schedule 13.1  -  Share Option Splits

             SHARE PURCHASE AGREEMENT

     THIS AGREEMENT (the "Agreement") is made as of the 13th day of April, 1995 by and among Xylogics, Inc., a company with its principal office at 53
Third Avenue, Burlington, MA 01803 (the "Buyer"), and Scorpion Logic Limited a private company limited by shares and incorporated in England and Wales with its registered office at 33 Watford
Metro Centre, Tolpits Lane, Watford, Herts WD1 8SB
(the "Company"), and the Shareholders listed on Schedule A attached hereto (individually, a "Shareholder" and collectively, the
"Shareholders"), who own all of the issued and outstanding share capital of the Company.

               Preliminary Statement

     1.        Each of the Shareholders owns the
number of the issued and outstanding ordinary shares, nominal value 1.00 pounds sterling per share, redeemable ordinary shares, nominal value 1.00 pounds sterling per share and preference shares, nominal value 1.00 pounds sterling per share, in the Company (collectively, the "Shares") set forth opposite his or its name on Schedule A attached hereto, which Shares, in the aggregate, represent all of the issued and outstanding share capital of the Company.

     2.        Simultaneously with or prior to
Completion, the Company intends to purchase all of the issued and outstanding share capital of Infinite Networks Limited ("Sister").

     3.        The Buyer desires to purchase, and
the Shareholders desire to sell, the Shares for the consideration set forth below, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

I..  Definitions

     A.        "Adjustment" shall have the meaning
set forth in Section 2.3.3.

     B.        "Assets" shall have the meaning set
forth in Section 5.9.

     C.        "Audited Company Balance Sheet"
shall have the meaning set forth in Section 5.5.1.

     D.        "A Escrow Instructions" shall have
the meaning set forth in Section 2.3.1.

     E.        "Audited Financial Statements" shall
have the meaning set forth in Section 5.5.1.

     F.        "Audited Sister Balance Sheet" shall
have the meaning set forth in Section 5.5.1.

     G.        "B Escrow Instructions" shall have
the meaning set forth in Section 2.3.1.

     H.        "Base Share Price" shall have the
meaning set forth in Section 2.3.3.

     I.        "Buyer" means Xylogics, Inc.

     J.        "Buyer Shares" shall have the
meaning set forth in Section 2.3.1.

     K.        "Buyer's Accountants" shall have the
meaning set forth in Section 2.3.2.

     L.        "Buyer's Solicitors" means Brobeck
Hale and Dorr of Veritas House, 125 Finsbury
Pavement, London EC2A 1NQ.

     M.        "Claim Date" shall have the meaning
set forth in Section 12.5.3.

     N.        "Company" means Scorpion Logic
Limited.

     O.        "Completion" means the completion of
the transactions contemplated by this Agreement.

     P.        "Completion Balance Sheet" shall
have the meaning set forth in Section 2.3.2.

     Q.        "Completion Date" shall have the
meaning set forth in Section 2.6.

     R.        "Components" shall have the meaning
as set forth in Section 5.16.2 (viii).

     S.        "Consolidated Net Book Value" shall
have the meaning set forth in Section 2.3.2.

     T.        "Contracts" shall have the meaning
set forth in Section 5.16.1.

     U.        "Debtors" shall have the meaning set
forth in Section 5.13

     V.        "Employees" shall have the meaning
set forth in Section 5.18.2.

     W.        "Employment Act" shall have the
meaning set forth in Section 5.18.2.

     X.        "Employment Agreements" shall have
the meaning set forth in Section 10.6.

     Y.        "Fair Trading Act" shall have the
meaning set forth in Section 5.17.3(b).

     Z.        "Indemnification Amount" shall have
the meaning set forth in Section 12.5.3.

     AA.       "Independent Valuation" shall have
the meaning set forth in Section 10.2.2.

     AB.       "Insurance Policies" shall have the
meaning set forth in Section 5.8.

     AC.       "Intellectual Property Rights" shall
have the meaning set forth in Section 5.10.1.

     AD.       "Leases" shall have the meaning set
forth in Section 5.11.1.

     AE.       "Loss" shall have the meaning set
forth in Section 12.1(b).

     AF.       "Losses" shall have the meaning set
forth in Section 12.1(b).

     AG.       "Material Adverse Effect" means any
change in, or effect on, the Company or Sister which is materially adverse to the business, operations, assets, condition (financial or otherwise) or prospects of the Company and Sister, taken as a whole.

     AH.       "Mr Harding" shall have the meaning
set forth in Section 2.5.1.

     AI.       "Offshore Transaction" shall have
the meaning set forth in Section 4.1

     AJ.       "Permits" shall have the meaning set
forth in Section 5.17.1.

     AK.       "Proforma Balance Sheet Date" shall
have the meaning set forth in Section 5.5.1.

     AL.       "Proforma Consolidated Balance
Sheet" shall have the meaning set forth in Section
5.5.1.

     AM.       "Proforma Consolidated Financial
Statements" shall have the meaning set forth in
Section 5.5.1.

     AN.       "Proforma Financial Statements"
shall have the meaning set forth in Section 5.5.1.

     AO.       "Proforma Non-Consolidated Balance
Sheets" shall have the meaning set forth in Section
5.5.1.

     AP.       "Proforma Non-Consolidated Financial
Statements" shall have the meaning set forth in
Section 5.5.1.

     AQ.       "Proforma Profit and Loss Statement"
shall have the meaning set forth in Section 5.5.1.

     AR.       "Purchase Price" shall have the
meaning set forth in Section 2.3.1.

     AS.       "Regulation S" means Regulation S
under the Securities Act.

     AT.       "Restricted Period" shall have the
meaning set forth in Section 4.4.

     AU.       "Release" shall have the meaning set
forth in Section 10.2.3.

     AV.       "Securities Act" means the
Securities Act of 1933 as amended.

     AW.       "Shares" shall have the meaning set
forth in the Preliminary Statement Paragraph 1.

     AX.       "Shareholder" means those
individuals listed on Schedule A who own all of the issued shares in the capital of the Company and A
Shareholder means those with an (A) after their name therein and B Shareholders means those with a
(B) after their name therein.

     AY.       "Shareholders Accountants" shall
mean Messrs KPMG of Norfolk House, 499 Silbury
Boulevard, Central Milton Keynes, MK9 2HA.

     AZ.       "Shareholders' Representative" shall
have the meaning set forth in Section 2.5.1.

     BA.       "Shareholders' Solicitors" shall
mean Taylors of Rawlings House, Exchange Street,
Blackburn, Lancashire BB1 7JN.

     BB.       "A Share Restriction Agreement" and
"B Share Restriction Agreement" shall have the meaning set forth in Section 2.3.1.

     BC.       "Shelf Registration Rights
Agreement" shall have the meaning set forth in
Section 2.4.

     BD.       "Sister" means Infinite Networks
Limited.

     BE.       "Sister Acquisition" shall have the
meaning set forth in Section 10.2.1.

     BF.       "Sister Shares" shall have the
meaning set forth in Section 5.2.2.

     BG.       "Stock" shall have the meaning set
forth in Section 5.12.

     BH.       "U.K. GAAP" shall have the meaning
set forth in Section 5.5.1.

     BI.       "U.S. Person" shall have the meaning
set forth in Section 4.1.

     BJ.       "Xylogics Group" shall mean the
Buyer and any wholly owned "subsidiary" of the Buyer as that term is defined in Section 736 of the Companies Act 1985.

II.  Purchase and Sale of the Shares

     A.        Purchase of the Shares from the
Shareholders. Subject to and upon the terms and conditions of this Agreement, at Completion each Shareholder shall as beneficial owner sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase, acquireand accept from each Shareholder, all the Shares owned by such Shareholder, as set forth opposite such Shareholder's name on Schedule A attached hereto.
At Completion each Shareholder shall deliver to the Buyer certificates evidencing the Shares owned by such Shareholder together with share transfer forms duly executed by such Shareholder in favor of the Buyer.

     B.        Further Assurances.  At any time and
from time to time after Completion, at the Buyer's request and without further consideration, each of the Shareholders shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as the Buyer may at its cost reasonably request, more effectively (i) to transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Shares owned by such Shareholder, (ii) to transfer, convey and assign to the Company, and to confirm the Company's title to, all of the issued and outstanding share capital of Sister, (iii) to put the Buyer in actual possession and operating control of the assets, properties and business of the Company and Sister, (iv) to assist the Buyer in exercising all rights with respect thereto and (v) to carry out the purpose and intent of this Agreement.

     C.        Purchase Price for the Shares; Post-
Closing Adjustments.

               1. The aggregate purchase price (the
"Purchase Price") to be paid by the Buyer for the Shares shall be (i) Two Million Eight Hundred
Fourteen Thousand Two Hundred Twenty Nine Pounds
(2,814,229 pounds sterling) payable in cash, by telegraphic transfer to the Shareholders' Solicitors; client account number 95586571, sort code 01-67-14 or such other account as may be designated by the Shareholders' Representative (as hereinafter defined) and (ii) 244,000 shares of Buyer common stock, par value US$0.10 per share, (the "Buyer
Shares") to be issued at Completion, delivered into escrow, and, in the case of the A Shareholders held pursuant to the terms and conditions of a share restriction agreement in the form attached hereto as Exhibit A Part 1 (the "A Share Restriction
Agreement") and in accordance with the terms of the escrow instructions attached thereto ("A Escrow
Instructions") and in the case of the B
Shareholders held pursuant to the terms of a share restriction agreement in the form attached hereto as Exhibit A Part 2 (the "B Share Restriction
Agreement") and in accordance with the terms of the escrow instructions attached thereto ("B Escrow
Instructions"). Each Shareholder shall receive, in payment of the Purchase Price for his or her shares the amount of cash and/or the number of whole Buyer
Shares set forth opposite his or her name on Schedule B attached hereto.

               2. As promptly as possible following
the Completion Date, the Buyer shall cause Arthur
Anderson & Co, its independent chartered accountants (the "Buyer's Accountants"), to conduct an audit of the books and records of the Company and Sister as of the Completion Date. Not later than ninety (90) days after the Completion Date, the Buyer shall cause the Buyer's Accountants to deliver a consolidated balance sheet of the Company and Sister as of the Completion Date (the
"Completion Balance Sheet") to the Shareholders'
Representative and the Shareholders' Accountants.
The Completion Balance Sheet shall be prepared according to the practices and principles adopted in preparation and audit respectively of the Financial Statements and in accordance with UK
GAAP, without anyadjustments applicable solely as a result of the acquisition of the Shares by the Buyer on the Completion Date and without taking into account the costs or liabilities in acquiring the Sister pursuant to the Sister Acquisition. The
Buyer's Accountant shall certify in writing without qualification the consolidated net book value of the assets of the Company and Sister as of the Completion Date representing the sum of assets minus liabilities set out in the Completion Balance
Sheet (the "Consolidated Net Book Value").  The
Completion Balance Sheet shall be accompanied by a statement prepared by the Buyer's Accountants setting forth the basis for the determination of the items and values reflected on the Completion
Balance Sheet. The Shareholders' Representative shall work in good faith and cooperate with the Buyer and the Buyer's Accountants in the preparation of the Completion Balance Sheet. If the Shareholders' Accountants have not within 28 days of receipt of the Completion Balance Sheet made any objection in writing to the Buyer's
Accountants regarding the amount of the
Consolidated Net Book Value of the assets of the Company and Sister as shown on the Completion
Balance Sheet and specified the nature of and given reasons for such objection and specified the amount which the Shareholder's Accountants shall consider to be the Consolidated Net Book Value, the Consolidated Net Book Value as set forth in the Completion Balance Sheet prepared by the Buyer's
Accountants shall be final and binding save in the case of manifest error. In certifying the Consolidated Net Book Value as set forth in the Completion Balance Sheet, the Buyer's Accountants shall act as experts not arbitrators. The fees of the Buyer's Accountants incurred in preparing the Completion Balance Sheet (and in respect of any dispute relating thereto) shall be paid by the Buyer and no provision shall be made in the Completion Balance Sheet in respect of those costs.
The Buyer shall procure that all records, working papers and other information as may be reasonably required by the Buyer's Accountants and the Shareholders' Accountants for any review of the matters covered by the Completion Balance Sheet shall be made available upon request therefor and shall generally render (and the Buyer shall procure that the Company and Sister render) all assistance reasonably necessary for the preparation of the Completion Balance Sheet and any review of the matters covered by the Completion Balance Sheet by the Shareholders' Accountants. Any dispute with respect to the calculation of the Consolidated Net
Book Value shall be referred for final settlement to a firm of chartered accountants nominated jointly by the Buyer and the Shareholders'
Representative or failing such nomination within 14 days after request by either the Buyer or the Shareholders' Representative nominated by the
President for the time being of the Institute of Chartered Accountants in England and Wales. The firm shall act as experts and not as arbitrators and their decision shall (in the absence of manifest error) be final and binding on all parties. Their fees shall be payable by the Buyer and the Shareholders in such proportions as the firm determines.

               3. The Purchase Price shall be
adjusted as follows: if the Consolidated Net Book
Value, as reflected on the Completion Balance
Sheet, is less than the consolidated net book value of the assets of the Company and Sister as reflected on the Proforma Consolidated Balance
Sheet, then the Purchase Price shall be reduced by the amount of such deficiency (the "Adjustment").
Notwithstanding the foregoing, no Adjustment shall be made unless the aggregate deficiency exceeds
100,000 pounds sterling (in which case the amount of the Adjustment shall be the full amount of such deficiency and not just the excess over 100,000 pounds sterling).
 For the avoidance of doubt, the Adjustment shall also include any amount inexcess of 200,000 pounds sterling paid by the Company as purchase price in the Sister
Acquisition, which amount shall not in any event be subject to the limitation set forth in the previous sentence. The Adjustment, if any, shall be made solely by the repurchase by the Buyer from the Shareholders, for a purchase price of US$0.01 per share, of that number of Buyer Shares (rounded downward to the nearest whole share) which is determined by (i) converting the Adjustment into US
Dollars using the Sterling/Dollar exchange rate in the currency cross-rate table in the Wall Street
Journal Europe on the date prior to the date on which the amount of the Adjustment is determined and (ii) dividing the resultant US Dollar sum by the greater of (A) the closing price of the Buyer's common stock on the NASDAQ National Market on the date the Adjustment is determined or (B) $21.50
("Base Share Price"). For purposes of the foregoing calculation, the Base Share Price shall be proportionately adjusted upwards or downwards, as appropriate, in the event of any stock split, reverse stock split, stock dividend, stock distribution or other reclassification of the Buyer's common stock, including the Buyer Shares.
For the avoidance of doubt, the Shareholders shall have absolutely no liability to pay in cash any portion of the Adjustment. Any repurchase by the Buyer of Buyer Shares pursuant to this Section
2.3.3 shall be made pro rata from each Shareholder in proportion to the number of Buyer Shares received by each of them at Completion as follows:
where a repurchase of Shares takes place pursuant to this Section 2.3.3, the number of Shares which, at the date of such repurchase, remain to be released from escrow on each Annual Release Date
(as defined in the A and B Share Restriction
Agreements) following such repurchase, shall be reduced pro rata by reference to the number of Shares repurchased pursuant to this Section 2.3.3.

     D.        Shelf Registration Rights Agreement.
The Shareholders and Buyer shall enter into a Shelf
Registration Agreement at Completion, in the form attached as Exhibit B ("Shelf Registration Rights
Agreement") pursuant to which the Shareholders will receive certain registration rights, under the circumstances described therein, with respect to their Buyer Shares.

     E.        Shareholders' Representative.

               1. In order to efficiently
administer (i) the waiver of any condition to the obligations of the Shareholders to consummate the transactions contemplated hereby, and (ii) the defense and/or settlement of any claims for which the Shareholders may be required to indemnify the Buyer or the Company pursuant to Section 12 hereof, and (iii) the provisions of the Shelf Registration
Rights Agreement, the A and B Share Restriction
Agreements and the A and B Joint Escrow
Instructions, the Shareholders hereby designate
Sean Stuart Harding ("Mr Harding") of 19 Brookside
Road, Oxhey, Watford England WD1 4BW as their representative (the "Shareholders'
Representative").

               2. The Shareholders hereby appoint
and authorize the Shareholders' Representative as their agent and attorney in fact (i) to take any and all action necessary in connection with the waiver of any condition to the obligations of the Shareholders to consummate the transactions contemplated hereby, or the defense and/or settlement of any claims for which the Shareholders may be required to indemnify the Buyer or the Company pursuant to Section 12 hereof, (ii) to take any and all additional action (including, withoutlimitation, the execution on behalf of any Shareholder of any agreement, certificate, instrument or other document required to be delivered by such Shareholder hereunder) as is contemplated to be taken by or on behalf of the Shareholders by the terms of this Agreement and
(iii) to take any and all action necessary to enforce the rights of the Shareholders under the Shelf Registration Rights Agreement as he thinks appropriate and (iv) to take any and all actions vested in the Shareholders' Representative pursuant to the terms of the Shelf Registration Rights
Agreement, the A and B Share Restriction Agreement and the A and B Joint Escrow Instructions.

               3. In the event that the
Shareholders' Representative dies, becomes unable to perform his responsibilities hereunder or resigns from such position, Shareholders holding, prior to Completion, a majority of the Shares as set forth on Schedule A attached hereto shall select another representative to fill such vacancy and such substituted representative shall be deemed to be the Shareholders' Representative for all purposes of this Agreement.

               4. All decisions and actions by the
Shareholders' Representative, including, without limitation the exercise of the Shareholders' rights pursuant to the Shelf Registration Rights Agreement and any agreement between the Shareholders'
Representative and the Buyer relating to the defense or settlement of any claims for which the Shareholders may be required to indemnify the Buyer and/or the Company pursuant to Section 12 hereof, shall be binding upon all of the Shareholders, and no Shareholder shall have the right to object, dissent, protest or otherwise contest the same.

                  In order to efficiently
administer the giving or the receiving of notices or other communications required under the terms hereof, the Shareholders hereby designate and appoint the Shareholders' Solicitors as the agent of each Shareholder for the sole purpose of giving and receiving notices. Such appointment shall be revocable by the Shareholders' Representative and shall be effective when the Buyer has been notified of the revocation and the appointment of an alternative firm of Solicitors in England and Wales.

               5. By their execution of this
Agreement, the Shareholders agree that:

                  (i)  the Buyer shall be able to
rely conclusively on the instructions and decisions of the Shareholders' Representative as to the settlement of any claims for indemnification by the Buyer or the Company pursuant to Section 12 hereof or any other actions required to be taken by the Shareholders hereunder (including, without limitation, the execution and delivery by the Shareholders' Representative of any agreement, certificate, instrument or other document required hereunder on behalf of any Shareholder), and no party hereunder shall have any cause of action against the Buyer for any action taken by the Buyer in reliance upon the instructions or decisions of the Shareholders' Representative;

                  (ii)  all actions, decisions and
instructions of the Shareholders' Representative
(including, without limitation, the execution and delivery by the Shareholders' Representative of any agreement, certificate, instrument or other document required hereunder on behalf of any Shareholder) shall be conclusive and binding upon all of the Shareholders and no Shareholder shall have any cause of action against the Shareholders'Representative for any action taken, decision made or instruction given by the Shareholders' Representative under this Agreement, except for fraud or willful breach of this Agreement by the Shareholders' Representative;

                  (iii)  the provisions of this
Section 2.5.6 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Shareholder may have in connection with the transactions contemplated by this Agreement;

                  (iv)  remedies available at law
for any breach of the provisions of this
Section 2.5.6 are inadequate; therefore, the Buyer and the Company shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if either the Buyer or the Company brings an action to enforce the provisions of this Section 2.5.6; and

                  (v)  the provisions of this
Section 2.5.6 shall be binding upon the executors, heirs, legal representatives and successors of each Shareholder, and any references in this Agreement to a Shareholder or the Shareholders shall mean and include the successors to the Shareholders' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

     F.        Completion.  Completion shall take
place at the offices of Brobeck Hale and Dorr, Veritas House, 125 Finsbury Pavement, London EC2A
1NQ, at 10:00 a.m., London Time, on 20 April 1995 or at such other place, time or date as may be mutually agreed upon in writing by the parties (the
"Completion Date"). The transfer of the Shares by the Shareholders to the Buyer shall be deemed to occur at 9:00 a.m., London Time, on the Completion
Date.

 III.          Representations of the Shareholders
Regarding the Shares

     Each Shareholder severally but not jointly represents and warrants to the Buyer as follows:

     A.        Such Shareholder has good and
marketable title to the Shares which are to be transferred to the Buyer by such Shareholder pursuant hereto, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.
Schedule A attached hereto sets forth a true and correct description of all Shares owned by such Shareholder.

     B.        Such Shareholder has the full legal
capacity, right, power and authority to enter into this Agreement and to transfer, convey and sell to the Buyer at Completion the Shares to be sold by such Shareholder hereunder and, upon consummation of the purchase contemplated hereby, the Buyer will acquire from such Shareholder good and marketable title to such Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.
     C.        Such Shareholder is not a party to,
subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by such Shareholder or the transfer, conveyance and sale of the Shares to be sold by such Shareholder to the Buyer pursuant to the terms hereof.

     D.        This Agreement has been duly
executed by the Shareholders. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which any of the Shareholders is a party constitute the valid and legally binding obligations of the Shareholders, enforceable against them in accordance with their respective terms. The execution, delivery and performance by the Shareholders of this Agreement and the agreements provided for herein, and the consummation by the Shareholders of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the any of the Shareholders; or (b) violate any judgment, decree, order or award of any court, governmental body or arbitrator.

     E.        Except as set forth in Section 15
hereof, no broker or finder has acted for such Shareholder in connection with this agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of such Shareholder.

IV. Representations of the Shareholders Regarding the Issuance to Them of the Buyer Shares.

     A.        Each Shareholder understands and
acknowledges that (a) the Buyer Shares have not been registered under the Securities Act, and may not be offered or sold in the United States or to, or for the account or benefit of, any "U.S. person"
(as defined in Regulation S, which definition is set out in Schedule C hereto, a "U.S. person"), unless such securities are registered under the Securities Act or such offer or sale is made pursuant to an exemption from the registration requirements of the Securities Act and (b) the Buyer Shares are being offered and sold by the Buyer pursuant to the terms of Regulation S which permits securities to be sold to non-"U.S. persons" in "offshore transactions" (as those terms are defined in Regulation S herein "U.S. Person" and "Offshore Transaction"), subject to certain terms and conditions.

     B.        No Shareholder is a U.S. Person.
Each Shareholder has executed this Agreement outside the United States. The offer to each Shareholder and sale of the Buyer Shares has occurred outside the United States.

     C.        Each Shareholder acknowledges that:
(a) he has considered all information he deems relevant in making a decision to execute this Agreement and to purchase the Buyer Shares, (b) he is capable of evaluating the merits and risks of an investment in the Buyer Shares, (c) he is acquiring the Buyer Shares for his own account and for investment purposes only, (d) the Buyer has made available to him the opportunity to ask questions and receiveanswers concerning the Buyer Shares and the Buyer, the terms and conditions of the issuance to him of the Buyer Shares and (e) the Buyer has given him the opportunity to obtain any additional information that the Buyer possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished in accordance herewith.

     D.        Each Shareholder acknowledges that
for a period of forty one (41) days following the Completion Date (the "Restricted Period"), he shall not (a) engage in any activity for the purpose of, or which may reasonably be expected to have the effect of, conditioning the market in the United
States for the Buyer Shares or (b) offer, sell or transfer the Buyer Shares to any person.

     E.        Each Shareholder understands that
the Buyer Shares or any interest therein are only transferable on the books and records of the transfer agent and registrar of the common stock of the Company. Each Shareholder further understands that the transfer agent and registrar will not register any transfer of the Buyer Shares which the Company in good faith believes violates the restrictions set forth in this Section 4.

     F.        Each Shareholder will not, directly
or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) its rights under this Agreement or the Buyer Shares otherwise than in compliance with the Securities Act, any applicable state securities or blue sky laws and any applicable securities laws of jurisdictions outside the United
States, and the rules and regulations promulgated thereunder.

V. Representations of the Shareholders Regarding the Company and Sister

     Each of the Shareholders, acknowledges that they have made warranties and representations set out in this Agreement and that the Buyer has entered into this Agreement in reliance upon such warranties and representations and in consideration of the Buyer entering into this Agreement each of the Shareholders hereby severally but not jointly, represents and warrants to the Buyer subject generally to the provisions of Sections 5.30, 8.5 and 12 hereof that all statements of fact contained in this Agreement and any exhibits or schedules attached hereto are correct and in the following terms:

     A.        Organization.  Each of the Company
and Sister is a private company limited by shares, validly existing under the laws of the England and Wales, and has all requisite power and authority
(corporate and other) to own its properties, to carry on its business as now being conducted, (in the case of the Company) to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. Certified copies of the Memorandum and Articles of Association of the Company and Sister, as amended to date, have been previously delivered to the Buyer, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

     B.        Capitalization of the Company and
Sister.

               1. The Company's authorized share
capital consists of 2,239 pounds sterling, divided into 604 Redeemable Preference Shares of 1.00 pounds sterling each, 135 Redeemable Ordinary Shares of 1.00 pounds sterling each and 1500 Ordinary Shares of 1.00 pounds sterling each, all of which Shares are issued and outstanding on the date hereof and held of record and beneficially by the Shareholders as set forth on Schedule A. All such issued and outstanding Shares have been and on the Completion
Date will be duly and validly issued and are, or will be on such date, fully paid and not subject to any call for further capital. Except as set forth in Schedule 5.2.1, attached hereto, there are not, and on the Completion Date there will not be, outstanding (i) any options, warrants or other rights to purchase from the Company any share capital of the Company; (ii) any securities convertible into or exchangeable for share capital;
or (iii) any other commitments of any kind for the issuance of additional share capital.

               2. Sister's authorized share capital
consists of 1,000 pounds sterling divided into 1,000 shares of
1.00 pounds sterling each of which 200 shares have been issued, which constitute all of the issued and outstanding shares of Sister (the "Sister Shares"). On the
Completion Date all of the issued and outstanding
Sister Shares will be held beneficially and of record by the Company. Except as set forth in
Schedule 5.2.2,  there are not, and on the Closing
Date there will not be, outstanding any
(i) options, warrants or other rights with respect to the share capital of Sister, (ii) any securities convertible into or exchangeable for such share capital, or (iii) any other commitments of any kind for the issuance of additional shares of capital share or options, warrants or other securities of any of them.

     C.        Subsidiaries.  On the date hereof,
the Company owns no shares in the capital of, nor any equity interest in, any company, partnership, joint venture or other entity. At the Completion
Date, the Company will own no shares in the capital of, nor any equity interest in any company, partnership, joint venture or other entity other than Sister.

     D.        Authorization.  The execution and
delivery by the Company of this Agreement and the agreements provided for herein, and the consummation by the Company of all transactions contemplated hereunder and thereunder by the Company (including, without limitation, the completion by the Company of the Sister Acquisition
(as hereinafter defined), have been duly authorized by all requisite corporate action. This Agreement has been duly executed by the Company. This
Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Company is a party (including, without limitation, any agreements or obligations of the Company in connection with the Sister Acquisition) constitute valid and legally binding obligations of the Company, enforceable against it in accordance with their respective terms. The execution, delivery and performance by the Company of this Agreement and the agreements provided for herein (including, without limitation, any agreements or obligations of the Company in connection with the Sister
Acquisition), and the consummation by the Company of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Company or Sister; (b) violate the provisions of the Memorandum or Articles of Association of the Company or Sister; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a defaultunder, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Company or Sister pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which the Company or Sister is a party or by which the Company or Sister or any of their respective properties is or may be bound. Schedule 5.4 attached hereto sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by the Company or Sister of the transactions contemplated by this Agreement.

     E.        Financial Statements.

               1. The Company has previously
delivered to the Buyer the audited balance sheet of the Company as of 31 October 1994 (the "Audited
Company Balance Sheet") and the audited balance sheet of Sister as of 31 July 1994 (the "Audited
Sister Balance Sheet") and the related statements of profit and loss of the Company and Sister for the respective fiscal years ended on such dates
(collectively, the "Audited Financial Statements"), true and correct copies of which are attached hereto as Schedule 5.5.1. The Company has also previously delivered to the Buyer the proforma unaudited consolidated balance sheet of the Company and Sister as of 31 March 1995 (the "Proforma
Consolidated Balance Sheet") and the Company will provide on or prior to Completion the related unaudited consolidated statement of profit and loss of the Company and Sister (the "Proforma Profit and
Loss Statement") for the five (5) month period then ended (collectively the "Proforma Consolidated
Financial Statements"). The Company has also previously delivered to the Buyer the proforma unaudited non-consolidated balance sheets of each of the Company and Sister as of 31 March 1995 (the
"Proforma Non-Consolidated Balance Sheets") and the related unaudited non-consolidated statements of profit and loss of the Company for the five (5) month period then ended and Sister for the eight
(8) month period then ended (collectively, the "Proforma Non-Consolidated Financial Statements").
The Proforma Consolidated Financial Statements and the Proforma Non-Consolidated Financial Statements are sometimes referred to herein collectively as the "Proforma Financial Statements". The Audited
Financial Statements and the Proforma Financial
Statements are sometimes referred to herein collectively as the "Financial Statements". The
Audited Financial Statements have been prepared in accordance with generally accepted accounting principles in the U.K. ("U.K. GAAP") and in accordance with (in so far as such exist(ed)) previous accounting practices and principles. The
Proforma Financial Statements have been prepared in accordance with UK GAAP and (in so far as is practicable) in accordance with previous accounting practices and principles. The date of the Proforma
Consolidated Balance Sheet is hereinafter referred to as the "Proforma Balance Sheet Date."

               2. The Financial Statements fairly
present, as of their respective dates, the financial condition, retained earnings, assets and liabilities of the Company and Sister and the results of operations of the Company's and Sisters' business for the periods indicated. With respect to contracts and commitments for the sale of goods or the provision of services by the Company and Sister, the Financial Statements contain and reflect adequate reserves, which are consistent with previous reserves taken, for all reasonably anticipated material losses and costs and expenses.
The amounts shown as accrued for current and deferred income and other taxes in the Financial
Statements are sufficient for the payment of allaccrued and unpaid income taxes, interest, penalties, assessments or deficiencies applicable to the Company or Sister, whether disputed or not, for the applicable period then ended and periods prior thereto.

               3. The book value of Stock, as
defined in Section 5.12 hereof, reflected on the Proforma Consolidated Balance Sheet basis is fairly stated.

     F.        Absence of Undisclosed Liabilities.
Except as and to the extent (a) reflected and reserved against in the Proforma Consolidated
Balance Sheet, (b) set forth on Schedule 5.6 attached hereto, or (c) incurred in the ordinary course of business after the Proforma Balance Sheet
Date either individually or in the aggregate, neither the Company nor Sister has at the date hereof any liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, which is material to the condition (financial or otherwise) of the assets, properties, business or prospects of the Company and Sister taken as a whole. For purposes of this
Section 5.6, "material" means any amount in excess of 5,000 pounds sterling.

     G.        Litigation.  Except as set forth on
Schedule 5.7 attached hereto (a) there is no ongoing action, suit or proceeding to which the Company or Sister is a party (either as a plaintiff or defendant) or, in so far as the Shareholders are aware, threatened before any court or governmental agency, authority, body or arbitrator and, in so far as the Shareholders are aware, there is no reasonable justification or basis for any such action, suit or proceeding; (b) neither the Company nor Sister, nor, in so far as the Shareholders are aware, any officer, director or employee of any of the foregoing, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Company or Sister; and
(c) there is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency enjoining or requiring the Company or Sister to take any action of any kind with respect to its business, assets or properties.

     H.        Insurance.  Schedule 5.8 attached
hereto sets forth a true, correct and complete list of all fire, theft, casualty, general liability, workers compensation, business interruption, environmental impairment, product liability, automobile and other insurance policies maintained by the Company or Sister and of all life insurance policies maintained on the lives of any of their employees, specifying the type of coverage, the amount of coverage, the premium, the insurer and the expiration date of each such policy
(collectively, the "Insurance Policies") and all claims made under such Insurance Policies since 19
August 1993. True, correct and complete copies of all Insurance Policies have been previously delivered by the Company to the Buyer. The
Insurance Policies are in full force and effect.
All premiums due on the Insurance Policies or renewals thereof have been paid, and there is, in so far as the Shareholders are aware, no default under the Insurance Policies. Except as set forth on Schedule 5.8, neither the Company nor Sister has received any notice or other communication from any issuer of the Insurance Policies since 19 August
1993 canceling or materially amending any of the Insurance Policies, materially increasing any deductibles or retained amounts thereunder, or materially increasing the annual or other premiums payablethereunder, and, in so far as the Shareholders are aware, no such cancellation, amendment or increase of deductibles, retainages or premiums is threatened. Except as set forth on
Schedule 5.8, neither the Company nor Sister has any outstanding claims or any dispute with any insurance carrier regarding claims, settlements or premiums and neither the Company nor Sister has failed to give any notice or present any claim under any Insurance Policy in due and timely fashion. There are no outstanding requirements or recommendations by any issuer of the Insurance
Policies or by any underwriters or other similar body exercising similar functions or by any governmental authority exercising similar functions which requires or recommends any changes in the conduct of the business of, or any repairs or other work to be done on or with respect to any of the properties or assets of, the Company or Sister.

     I.        Assets.  Schedule 5.9 attached
hereto sets forth a true, correct and complete list of all of the assets owned by the Company or Sister as of the date hereof having either a net book value per unit or an estimated fair market value per unit in excess of 5,000 pounds sterling; or not owned by the Company or Sister but in the possession of or used or useful in the business of the Company or Sister and having rental payments therefor in excess of 100 pounds sterling per month or 1,200 pounds sterling per year
(collectively, the "Assets").  Except as disclosed in
Schedule 5.9:

               1. the Company or Sister, as the
case may be, has good and marketable title to all of the Assets free and clear of all liens, leases, encumbrances, claims under bailment and storage agreements, equities, conditional sales contracts, security interests, charges and restrictions, except for liens, if any, for personal property taxes not due or liens, the existence of which would not have a Material Adverse Effect;

               2. no officer, director, shareholder
or employee of the Company or Sister, nor any spouse, child or other relative or affiliate thereof, owns directly or indirectly, in whole or in part, any of the Assets described in
Schedule 5.9;

               3. except as would not have a
Material Adverse Effect, each of the Assets not owned by the Company or Sister is in such condition that upon the return of such property to its owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable agreement between the Company or Sister, as the case may be, and the owner or lessor thereof, the obligations of the Company or the Subsidiary, as the case may be, to such owner or lessor will be discharged;

               4. except as would not have a
Material Adverse Effect, the Assets, in the aggregate, are in reasonable operating condition and repair, normal wear and tear excepted, are currently used by either the Company or Sister in the ordinary course of its business and normal maintenance has been consistently performed with respect to the Assets; and

               5. except as would not have a
Material Adverse Effect, the Company and Sister own or otherwise have the right to use all of the Assets now used in the operation of their business or the use of which is reasonably necessary in the performance of any material contract, letter of intent or proposal to which any of them is now a party.

     J.        Intellectual Property Rights.

               1. Except as otherwise disclosed in
Schedule 5.10, all patents, trade marks, registered designs, design rights, applications for any of the foregoing, copyrights, trade or business names, inventions, processes, know-how and other industrial property rights purported to be used or required by the Company or Sister in the course of their business ("Intellectual Property Rights") are in full force and effect and are vested in and beneficially owned by the Company or Sister free from encumbrances.

               2.        Except as otherwise
disclosed in Schedule 5.10, the Company or Sister has the right and authority to use, and to continue to use after Completion, the Intellectual Property
Rights, including any of the Intellectual Property
Rights licensed from third parties or available in the public domain, in connection with the conduct of its respective business in the manner presently conducted, and such use or continuing use, including any use after Completion by the Buyer or any member of the Xylogics Group, does not and will not conflict with, infringe upon or violate any rights of any other person, company or entity;

               3. Schedule 5.10 lists all
Intellectual Property Rights in respect of which the Company or Sister has been registered as proprietor or in respect of which application for registration has been made. Except as otherwise disclosed in Schedule 5.10 and in so far as Shareholders are aware none of the Intellectual
Property Rights is being used, claimed, opposed or attacked by any other person nor in so far as the Shareholders are aware does the use of such Intellectual Property Rights or any part of them infringe the Intellectual Property Rights owned or enjoyed by any third party.

               4. Except as otherwise disclosed in
Schedule 5.10, and in so far as the Shareholders' are aware none of the Intellectual Property Rights owned or used by the Company or Sister is the subject of any claim opposition attack assertion or other arrangement of whatever nature which does or may impinge upon their use, validity, enforceability or ownership by the Company or Sister and in so far as the Shareholders are aware there are no grounds or other circumstances which may give rise to the same.

               5. Except as otherwise disclosed in
Schedule 5.10, no licenses or registered user or other rights have been granted or agreed to be granted to any third party in respect of such Intellectual Property Rights.

               6. Except as otherwise disclosed in
Schedule 5.10, and in so far as the Shareholders are aware no disclosure has been made to any person other than the Buyer of any of the industrial know-how or the financial or trade secrets of the Company or Sister except properly and in the ordinary course of business and on the basis that such disclosure is to be treated as being of a confidential nature.

               7. Except as otherwise disclosed in
Schedule 5.10, no officer, director, shareholder or employee of the Company or Sister, nor any spouse, child or otherrelative or affiliate thereof, owns directly or indirectly, in whole or in part, any of the Intellectual Property Rights.

     K.        Real Property Leases.

               1. Neither the Company nor Sister
owns any real property. Schedule 5.11 attached hereto sets forth a true, correct and complete list as of the date hereof of all leases of real property, identifying separately each ground lease, to which the Company or Sister is a party
(collectively, the "Leases"). True, correct and complete copies of all Leases and all amendments, modifications and supplemental agreements thereto, have previously been delivered to the Buyer. The
Leases are in full force and effect, are binding and enforceable against each of the parties thereto in accordance with their respective terms and, except as set forth on Schedule 5.11, have not been modified or amended since the date of delivery to the Buyer. No party to any Lease has sent written notice to the other claiming that such party is in default thereunder and that such default remains uncured.

               2. Except as set forth on
Schedule 5.11, there has not occurred any event which would constitute a breach of or default in the performance of any covenant, agreement or condition contained in any Lease, nor in so far as the Shareholders are aware has there occurred any event which with the passage of time or the giving of notice or both would constitute such a breach or material default. There are no rent reviews under the Leases in progress. Neither the Company nor Sister is obligated to pay any leasing or brokerage commission relating to any Lease and, except as set forth on Schedule 5.11, will not have any obligation to pay any leasing or brokerage commission upon the renewal of any Lease.

               3. Except as set forth on
Schedule 5.11, no construction, alteration or other leasehold improvement work with respect to any of the Leases remains to be paid for or to be performed by the Company or Sister. Except as set forth in Schedule 5.11 there is no obligation to reinstate, or pay for dilapidations with respect to, any of the properties subject to the Leases by removing or dismantling any alteration made to them by the Company or Sister or any predecessor-in-title to the Company or Sister.

     L.        Stock.  Schedule 5.12 attached
hereto sets forth a true, correct and complete list of the finished goods, work in progress and Components of the Company and Sister (the "Stock") as of the Proforma Balance Sheet Date. The Stock consists of items of a quality and quantity which, in the aggregate, net of reserves, are usable or saleable without material discount in the ordinary course of the business conducted by the Company and Sister.

     M.        Debtors.  Schedule 5.13 attached
hereto sets forth a true, correct and complete list of the debtors of the Company and Sister (the
"Debtors"), including the aging thereof, as of the Proforma Balance Sheet Date. All Debtors arose out of the sales of Stock or services in the ordinary course of business and except as detailed in
Schedule 5.13 the Shareholders are not aware of any reason as to why the Debtors should not be collectible in the face value thereof, net of the reserve for doubtful Debtors contained in the Proforma Balance Sheet, within an average of ninety
(90) days after the date of invoice, using normalcollection procedures. The Proforma Balance
Sheet contains a reserve for doubtful Debtors, which reserve (in so far as the Shareholders are aware) is adequate.

     N.        Tax Matters.

               1. Except as set forth on
Schedule 5.14 attached hereto:

                  (i)  within the times and in the
manner prescribed by law, the Company and Sister have filed all tax returns for governmental authorities having jurisdiction to levy taxes upon them which are required to be filed;

                  (ii)  except as would not have a
Material Adverse Effect, the Company and Sister have paid all taxes, interest, penalties, assessments and deficiencies which have become due or which have been claimed to be due, including without limitation income, franchise, property, value added, and withholding taxes and other employee benefits, taxes and imposts;

                  (iii)  in so far as the
Shareholders are aware and except as would not have a Material Adverse Effect, all tax returns filed by the Company and Sister for each of the taxable years ending since the inception of the Company or Sister constitute complete and accurate representations of the respective tax liabilities of the Company and Sister for such years and except as would not have a Material Adverse Effect accurately set forth all items (to the extent required to be included or reflected in such returns) relevant to their future tax liabilities, including the tax bases of their properties and assets;

                  (iv)  neither the Company nor
Sister has waived or extended any applicable statute of limitations relating to the assessment of local or foreign taxes; and

                  (v)  in so far as the
Shareholders are aware no examination of the tax returns of the Company or Sister is currently in progress nor, in so far as the Shareholders are aware threatened and, except as would not have a Material Adverse Effect, no deficiencies have been asserted or assessed against either the Company or Sister as a result of any investigation by the Inland Revenue or any local taxing authority and in so far as the Shareholders are aware no such deficiency has been proposed or threatened.

     O.        Books and Records.  Except as would
not have a Material Adverse Effect, the general ledgers and books of account of the Company and Sister are complete and correct and have been maintained in accordance with good business practice and in accordance with all procedures required by applicable laws and regulations.

     P.        Contracts and Commitments.

               1. Schedule 5.16 attached hereto
contains a true, complete and correct list and description of the following contracts and agreements, whether written or oral (collectively, the "Contracts"):

                  (i)  all loan agreements,
indentures, mortgages and guarantees to which the Company or Sister is a party or by which the Company or Sister or any of their respective property is bound;

                  (ii)  all pledges, conditional
sale or title retention agreements, security agreements, equipment obligations, personal property leases and lease purchase agreements to which the Company or Sister is a party or by which the Company or Sister or any of their respective property is bound;

                  (iii)  all contracts, agreements,
commitments, purchase orders or other
understandings or arrangements to which the Company or Sister is a party or by which the Company or Sister or any of their respective property is bound which involve payments or receipts by the Company or Sister of more than 25,000 pounds sterling in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto;

                  (iv)  all collective bargaining
agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, pension schemes, retirement schemes, employee share option or share purchase schemes and group life, health and accident insurance and other non-governmental employee benefit schemes, agreements, arrangements or commitments to which the Company or Sister is a party or by which the Company or Sister or any of their respective property is bound;

                  (v)  all agency, distributor,
sales representative, original equipment manufacturer, value added reseller, franchise or similar agreements to which the Company or Sister is a party or by which the Company or Sister or any of their respective property is bound;

                  (vi)  all contracts, agreements
or other understandings or arrangements between the Company and Sister (including, but not limited to, any tax sharing arrangements) or between the Company or Sister and any of the Shareholders or their affiliates;

                  (vii)  all leases, whether
operating, capital or otherwise, under which the Company or Sister is lessor or lessee, the breach or termination of which would have a Material
Adverse Effect;

                  (viii)  all contracts, agreements
and other documents or information relating to past disposal of waste (whether or not hazardous);

                  (ix)  all contracts, agreements
or other arrangements imposing a non-competition or non-solicitation obligation on the Company or Sister;

                  (x)    all contracts, agreements
or other arrangements pursuant to which the Company of Sister license intellectual property from a third party; and

                  (xi)  any other agreements or
contracts entered into by the Company or Sister, the breach or termination of which would have a Material Adverse Effect.

               2. Except as set forth on
Schedule 5.16:

                  (i)  each Contract is a valid and
binding agreement of the Company or Sister, enforceable against the Company or Sister in accordance with its terms, and the Shareholders have no reason to believe that any Contract is not a valid and binding agreement of the other parties thereto;

                  (ii)  in so far as the
Shareholders are aware the Company or Sister has fulfilled all material obligations required pursuant to the Contracts to have been performed by the Company or Sister, as the case may be, on its part prior to the date hereof, and the Shareholders have no reason to believe that the Company or Sister, as the case may be, will not be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed after the date hereof provided the business of the Company and Sister continue to be conducted in accordance with previous practice and funding;

                  (iii)  neither the Company nor
Sister is in breach of or default under any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of rights or result in the creation of any lien, charge or encumbrance, thereunder or pursuant thereto;

                  (iv)  in so far as the
Shareholders are aware there is no existing breach or default by any other party to any Contract, and in so far as the Shareholders are aware no event has occurred which with the passage of time or giving of notice or both would constitute a default by such other party, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto;

                  (v) there are not and, since 1
January 1994 have not been, any claims of a non-routine nature relating to the Company or Sister received from customers of the Company or Sister under any warranties, whether express or implied;

                  (vi)  the Company and Sister are
not restricted by any Contract from carrying on their business anywhere in the world;

                  (vii)  neither the Company nor
Sister has any written or oral contracts to sell products or perform services which are expected to be performed at, or to result in, a loss;

                  (viii)  Schedule 5.16 contains a
complete list of all parts and materials
("Components") currently used in producing the current products of the Company and Sister.

                  (ix)   neither the completion of
this transaction nor the change in control of the Company and Sister either as a result of this transaction or (in the case of Sister) as a result of the Sister Acquisition will, with or without the giving of notice or thepassage of time or both, result in any default under any Contract or otherwise require the consent of any other party to any Contract.

               3. True, correct and complete copies
of all written Contracts have previously been delivered to the Buyer.

     Q.        Compliance with Agreements and Laws.

               1. Except as would not have a
Material Adverse Effect, the Company and Sister each have in so far as the Shareholders are aware all requisite licenses, permits and certificates, including environmental, health and safety permits, which are required from governmental and local authorities and which are necessary to conduct their respective business and own and operate their respective assets (collectively, the "Permits").
Schedule 5.17 attached hereto sets forth a true, correct and complete list of all such Permits.
Except as would not have a Material Adverse Effect, in so far as the Shareholders are aware, neither the Company nor Sister is in violation of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to building, zoning, land use or similar matters) relating to its properties. In so far as the Shareholders are aware, the business of the Company and Sister as conducted since 19
August 1993 has not violated, and on the date hereof does not violate, any laws, regulations or orders (including, but not limited to, any of the foregoing relating to employment discrimination, or occupational safety), the enforcement of which would have a Material Adverse Effect. Except as set forth on Schedule 5.17, neither the Company nor Sister has had notice or communication from any governmental or regulatory authority or otherwise since 19 August 1993 of any such violation or noncompliance.

               2. In so far as the Shareholders are
aware, neither the Company nor Sister is in violation of any governmental or local authority law, ruling, order, decree, regulation, permit, or other requirement applicable to the Company, Sister, or any of their respective properties, or any part thereof, relating to public health, public safety, pollution, hazardous waste, environmental or other similar matters, which has not been entirely corrected or which violation has or may have a Material Adverse Effect. Neither the
Company nor Sister has received notice from any governmental or local authority alleging any such violation.

               3. Neither the Company or Sister is
or has been a party to any agreement, practice or arrangement which in whole or in part:

               (a) contravenes or is subject to
registration under the Restrictive Trade Practices
Act 1976 and 1977;

               (b) contravenes the provisions of
Part IX of the Fair Trading Act 1973 (the "Fair
Trading Act");

               (c) would or might result in a
reference of a "consumer trade practice" within the meaning of Section 13 of the Fair Trading Act, or be liable to reference to the Consumer Protection
Advisory Committee under Part II of the Fair
Trading Act;

               (d) contravenes the provisions of
the Trade Descriptions Act 1968 and 1972;

               (e) contravenes any provisions of
the Treaty of Rome or any other competition legislation or regulations; or

               (f) contravenes the provisions of
the Consumer Credit Act 1974.

               4. Neither the Company nor Sister is
or has engaged in any anti-competitive practice, as defined in the Competition Act 1980.

               5. In so far as the Shareholders are
aware, no investigations or enquiries by or on behalf of any governmental or other body in respect of the Company or Sister is pending or in existence which investigations or enquiries could give rise to any fine, penalty, default, proceedings or other liability in relation to the Company or Sister which would have a Material
Adverse Effect.

               6. In so far as the Shareholders are
aware neither the Company nor Sister nor any employee of the Company or Sister (during the course of their duties in relation to the Company or Sister) has committed or omitted to do any act or thing the commission or omission of which is or could be in contravention of any act, order, regulation or the like giving rise to any fine, penalty, default, proceedings or other liability in relation to the Company or Sister which would have a Material Adverse Effect.

     R.        Employee Relations.

               1. The Company and Sister are in
compliance with all laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice, and except for (i) the current monthly salaries, bonuses and expenses to be paid in arrears at the end of the current month (ii) any bonus due to Mr Harding in respect of the accounting period of the Company ended 31
October 1994, which was accounted for in the Financial Statements, but is as yet unpaid, there are no arrears in the payment of wages, national insurance contributions or social security taxes.

               2. Schedule 5.18.2 sets forth a
true, correct and complete list of the current payroll of the Company and Sister, including the salary or wage rates of each of their employees
(the "Employees"), showing separately for each such person who received an annual salary in excess of 15,000 pounds sterling the maximum amounts paid or payable as salary and bonus payments for the fiscal year ended
31 October 1994 (in the case of the Company) and 31
July 1994 (in the case of Sister), and the date of commencement of continuous employment (within the meaning of the Employment Protection
(Consolidation) Act 1978 (the "Employment Act")).

               3. The contract of employment of
each Employee (except for Mr Harding) may be terminated by the Company or Sister without damages or compensation (other than that payable by statute) by giving at any time the minimum period of notice applicable to that contract which is specified in Section 49 of the Employment Act.

               4. No Employee has given notice
terminating his contract of employment or is under notice of dismissal or has made or threatened any claim in connection with or arising from his employment and there is no obligation or amount due to or in respect of any Employee in connection with or arising from his employment which is in arrear or unsatisfied other than his normal salary for the part of the month current at the date hereof.

               5. Except as would not have a
Material Adverse Effect, there is no due and undischarged liability to pay to any governmental or regulatory authority in any jurisdiction any contribution, taxation or other impost arising in connection with the employment or engagement of the Employees by the Company or Sister.

     S.        Pensions. Except as detailed in
Schedule 5.19, neither the Company nor Sister is under any legal or moral liability or obligation to make any ex gratia payments or to pay pensions, gratuities, superannuation allowances or the like to any of the Employees. Except as detailed in
Schedule 5.19, neither the Company nor Sister maintains any private, non-governmental health, welfare, pension, retirement or other benefit schemes.

     T.        Absence of Certain Changes or
Events.

               1. Except as set forth on
Schedule 5.20 or as would not have a Material
Adverse Effect, since the Proforma Balance Sheet
Date, neither the Company nor Sister has entered into any transaction which is not in the ordinary course of business, and, without limiting the generality of the foregoing, neither the Company nor Sister has, other than in the ordinary course of business:

                  (i)  incurred any obligation or
liability for borrowed money;

                  (ii)  discharged or satisfied any
lien or encumbrance or paid any obligation or liability other than current liabilities reflected in the Proforma Consolidated Balance Sheet;

                  (iii)  mortgaged, pledged or
subjected to lien, charge or other encumbrance any of their respective properties or assets;

                  (iv)  sold or purchased, assigned
or transferred any of its tangible or intangible assets or cancelled any debts or claims, except for Stock sold and Components purchased in the ordinary course of business;

                  (v)  made any material amendment
to or termination of any Contract or done any act or omitted to do any act which would cause the breach of any Contract;

                  (vi)  suffered any losses of
Assets or real property, whether insured or uninsured, and whether or not in the control of the Company or Sister, as the case may be, in excess of 15,000 pounds sterling in the aggregate, or waived any rights of any value;

                  (vii)  authorized any declaration
or payment of dividends by the Company or Sister, or paid any such dividends, or authorized any transfer of assets of any kind whatsoever by the Company or Sister to any of their respective shareholders with respect to any share capital;

                  (viii)  authorized or issued
recall notices for any of its products or initiated any safety investigations;

                  (ix)  received notice of any
litigation, warranty claim or products liability claims;

                  (x)  engaged any new employee for
a salary in excess of 10,000 pounds sterling per annum;

                  (xi)  made, or committed to make,
any changes in the compensation payable to any officer, director, employee or agent of the Company or Sister, or any bonus payment or similar arrangements made to or with any of such officers, directors, employees or agents;

                  (xii)  incurred any capital
expenditure in excess of 5,000 pounds sterling in any instance or 50,000 pounds sterling in the aggregate;

                  (xiii)  made any alteration in
the manner of keeping the books, accounts or records of the Company or Sister, or in the accounting practices therein reflected; or

     U.        Customers.  Schedule 5.21 attached
hereto sets forth a true, correct and complete list of the names and addresses of each material reseller, distributor, value added reseller, original equipment manufacturer and other major customer of the Company and Sister as of the date hereof. Except as set forth on Schedule 5.21, the Company and Sister have no disputes ongoing with their respective distributors, value added resellers, original equipment manufacturers and other customers and none of such persons has notified the Company or Sister, as the case may be, that it intends to discontinue its relationship with the Company or Sister.

     V.        Suppliers.  Schedule 5.22 attached
hereto sets forth a true, correct and complete list of (i) the names and addresses of the ten largest suppliers of the Company and Sister by sterling volume of purchases by the Company and Sister, on a consolidated basis, for the period from 1st October
1994 to the Proforma Balance Sheet Date, and
(ii) the present sole source suppliers of significant goods or services, other than utilities, for any product with respect to which practical alternative sources of supply are not available on comparable terms and conditions.
Except as set forth on Schedule 5.22, (a) the Company and Sister have no disputes ongoing with their respective suppliers, and (b) neither theCompany nor Sister is more than 30 days in arrears in any trade accounts payable or other payments owing to any supplier.

     W.        Warranty and Product Liability
Claims. Schedule 5.23 attached hereto contains a true, correct and complete list of all warranty and product liability claims made against the Company or Sister which may have a Material Adverse Effect for the fifteen month period ended 31 January 1995, the current status of all such claims and the costs of all actions taken in satisfaction of such claims.

     X.        Inter-Company Indebtedness;
Indebtedness to and from Directors and
Shareholders. Except as set forth on Schedule 5.24 attached hereto, there is no intercompany indebtedness payable between the Company and Sister. Except as set forth on Schedule 5.24 attached hereto, there is no debt owed by Sister or the Company to any Shareholder save for outstanding salaries and expenses due to those Shareholders who are also employees of the Company or Sister.

     Y.        Banking Facilities.  Schedule 5.25
attached hereto sets forth a true, correct and complete list of:

               (i)  each bank, building society or
similar financial institution in which the Company or Sister has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by the Company or Sister thereat; and

               (ii)  the names of all persons
authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

     Z.        Powers of Attorney and Suretyships.
Except as set forth on Schedule 5.26 attached hereto, neither the Company nor Sister has any general or special powers of attorney outstanding
(whether as grantor or grantee thereof) or has any obligation or liability (whether actual, accrued, accruing, continent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

     AA.       Conflicts of Interest.  Except as
set forth on Schedule 5.27 attached hereto, no director or shareholder of the Company or Sister nor, to the best knowledge of the Shareholders, any affiliate of any such person, now has or within the last 24 months had, either directly or indirectly:

               (i)  an equity or debt interest in
any company, partnership, joint venture, association, organization or other person or entity which furnishes or sells or during such period furnished or sold services or products to the Company or Sister, or purchases or during such period purchased from the Company or Sister any goods or services, or otherwise does nor during such period did business with the Company or Sister; or

               (ii)  a beneficial interest in any
contract, commitment or agreement to which the Company or Sister is or was a party or under which any of them is or was obligated or bound or to which any of their respective properties may be or may have been subject, other than share options and other contracts, commitments or agreements between the Company or Sister and such persons in their capacities as employees or directors of the Company or Sister.

     AB.       Regulatory Approvals.  All consents,
approvals, authorizations or other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Shareholders, the Company or Sister and which are necessary for the execution and delivery by the Shareholders and the Company of this Agreement or any documents to be executed and delivered by the Shareholders or the Company in connection herewith (including, without limitation, any agreements, instruments or other documents to be executed in connection with the Sister Acquisition) are set forth on
Schedule 5.28 attached hereto and have been, or prior to the Closing Date will be, obtained and satisfied.

     AC.       Disclosure.  The information
concerning the Company and Sister set forth in this Agreement, and any Schedules attached hereto is true and accurate in all material respects. Copies of all documents heretofore or hereafter delivered or made available to the Buyer pursuant to this Agreement were or will be complete and accurate copies of such documents.

     AD.       Scope of Representations and
Warranties. The Buyer shall not be entitled to claim that any fact, matter or circumstance constitutes a breach of any of the representations and Warranties contained in this Agreement to the extent that:-

               (i)       such fact, matter or
circumstance has been disclosed in writing:

                  (A)    in this Agreement or
                         pursuant to Section 8.5
                         hereof; or
                  (B)    in any Schedule to this
                         Agreement or pursuant to
                         Section 8.5 hereof; or
                  (C)    in any document disclosed
                         to any Director or Senior
                         Manager of or
                         professional adviser to
                         the Buyer (including but
                         without limitation  the
                         Buyer's Solicitors and
                         Broadview Associates in
                         relation to this
                         Agreement and its
                         associated transactions),
                         and documents which have
                         been disclosed to the
                         Buyer's Solicitors are
                         set out in Schedule 5.30
                         hereof; or
                  (D)    in the Financial
                         Statements; or
                  (E)    to the extent of any
                         fact, matter or
                         circumstance which would
                         be disclosed by a search
                         against the Company and
                         Sister at the Companies
                         Registry in England as at
                         the date hereof; or

               (ii)      a provision or reserve in
                         respect thereof has been
                         made in the Financial
                         Statements; or

               (iii)     the amount of such
                         liability is covered by a
                         policy of insurance
                         effected by the Company
                         or the Sister which is
                         validly in force at
                         Completion or would have
                         been so covered had the
                         policies ofinsurance
                         validly in force at
                         Completion been
                         maintained in force by
                         the Buyer following
                         Completion.

     AE.       Continued Truth of Representations
and Warranties of the Shareholders. The representations and warranties of the Shareholders shall be deemed to be repeated as of the Completion
Date as though such representations and warranties were made on and as of such date (even though they purport to have been given on a date prior to the Completion Date), except that such representations and warranties shall be deemed to be given subject to the matters set forth in the updated Schedules delivered to the Buyer in accordance with Section
8.5.

VI.  Representations and Warranties of the Buyer

               The Buyer represents and warrants to
each Shareholder as follows:

     A.        Organization and Authority.  The
Buyer is a duly organized company, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority
(corporate and other) to own its properties and to carry on its business as now being conducted. The
Buyer has full power to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. Certified copies of the Certificate of Incorporation of the Buyer, as amended to date, have been previously delivered to the Shareholders, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

     B.        Capitalization of the Buyer.  On the
date hereof, the Buyer's authorized capital consists of 25,000,000 shares of common stock, $0.10 par value per share, of which 5,108,080 shares were issued and outstanding as of 12 April
1995. All of the outstanding shares of common stock of the Buyer have been duly and validly issued and are, fully paid and not subject to any call. All of the Buyer Shares will be, when issued pursuant to this Agreement, duly authorized, validly issued, fully paid, not subject to any call for further payment and free of any pre-emptive rights, claims, equity, liens, charges and encumbrances whatsoever. The Buyer Shares, when issued pursuant to this Agreement, will be issued in compliance with the Securities Act, the U.K.
Companies Act 1985, the U.K. Financial Services Act
1986 and all other applicable rules and regulations of the United States, the United Kingdom, or any political subdivision thereof.

     C.        Authorization.  Except as set forth
in Schedule 6.3 attached hereto, the execution and delivery of this Agreement by the Buyer, and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action. This
Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby and thereby constitute the valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplatedhereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Buyer; (b) violate the provisions of the Buyer's Certificate of Incorporation;
(c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or
(d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Buyer pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Buyer is a party or by which the Buyer is or may be bound. Schedule 6.3 attached hereto sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by the Buyer of the transactions contemplated by this Agreement.

     D.        Compliance with Regulation S. The
Buyer is a "reporting issuer" (as defined in Regulation S). The Buyer, its affiliates and any person acting on behalf of, or as agent of, any of the foregoing, whether as principal or agent, (a) has offered and sold the Buyer Shares to the Shareholders or will do so only in an "offshore transaction" (as defined in Regulation S), (b) has not engaged or will not engage with respect to the Buyer Shares in any "directed selling efforts"
(as defined in Regulation S) in or directed toward the United States, (c) has complied or will comply with all "offering restrictions" (as defined in Regulation S) in respect of the Buyer Shares, (d) has not made or will not make any offers or sales of any of the Buyer Shares or any interest therein in the United States or to, or for the account or benefit of, any "U.S. Person" (as defined in Regulation S), and (e) has not made or will not make any sales of any of the Buyer Shares or any interest therein to any person other than the Shareholders.

     E.        Disclosure.  The information
covering the Buyer set forth in this Agreement and any Schedule attached hereto is true and accurate in all material respects.

     F.        No Reliance on Warranties Other than
Those Set Forth in This Agreement. The Buyer declares that it has not relied on any warranties, representations, covenants, undertakings, indemnities or other statements whatsoever from the Shareholders whether relating to the Company or Sister or to the Shares or to the Company's or Sister's assets or liabilities other than those contained in this Agreement and the Buyer acknowledges that the Shareholders have not given any other such warranties, representations, covenants, undertakings or indemnities.

     G.        Indemnity for Acts of Buyer.  The
Buyer hereby undertakes with each of the Shareholders to indemnify him/her and at all times keep him/her (or as the case may be of them) fully and effectually indemnified against any taxation or other liability (including all costs and expenses incurred) which may arise or accrue (whether alone or in conjunction with other events, circumstances, acts, omissions or transactions) directly or indirectly in consequence of or in connection with or by reference to:

               (a)       the payment by the Company
or Sister after Completion of an abnormal amount by way of dividend (as defined in section 709(4)
Income and Corporation Taxes Act 1988); or

               (b)       the distribution or the
appropriation of or any other dealing with the whole or part of the assets of the Company or Sister after Completion otherwise than for bona fide commercial reasons or otherwise than in the ordinary course of the Company's or Sister's existing businesses.

     H.        Books and Records.  The Buyer hereby
agrees that it will after the Completion Date give to the Shareholders and their representatives reasonable facilities to inspect the books and records of the Company and Sister and (at the Shareholders' cost) to take copies and extracts from them at all reasonable times and on reasonable advance notice within the period of 6 years after the Completion Date.

     I.        Continued Truth of Representations
and Warranties of the Buyer; Compliance with Covenants and Obligations. The representations and warranties of the Buyer in this Agreement shall be deemed to be repeated as of the Completion Date, except for any changes consented to in writing by the Shareholders' Representative.

VII..          Public Announcements.  The parties
agree that prior to the Completion Date any and all general public pronouncements or other general public communications concerning this Agreement and the purchase of the Shares by the Buyer, and the timing, manner and content of such disclosures, shall be subject to the mutual agreement of the Shareholders and the Buyer.

VIII..         Pre-Closing Covenants of the
Shareholders and the Company

     From and after the date hereof and until the Completion Date:

     A.        Conduct of Business.  Company shall,
and the Shareholders shall procure that Sister shall, carry on their business diligently and substantially in the same manner as heretofore and shall not make or institute any unusual or new methods of manufacture, purchase, sale, shipment or delivery, lease, management, accounting or operation, and shall not ship or deliver any quantity of products in excess of normal shipment or delivery levels, except as agreed to in writing by the Buyer. The Shareholders shall procure that all of the property of the Company and Sister shall be used, operated, repaired and maintained in a normal business manner consistent with past practice.

     B.        Absence of Material Changes.  The
Company shall not, and the Shareholders shall procure that Sister shall not, without the prior written consent of the Buyer:

               1. take any action to amend its
Memorandum or Articles of Association;

               2. issue any share, bonds or other
corporate securities or grant any option or issue any warrant to purchase or subscribe for any of such securities or issue any securities convertible into such securities;

               3. knowingly incur any obligation or
liability (absolute or contingent), except current liabilities incurred and obligations under contracts entered into in the ordinary course of business or save as would not have a Material
Adverse Effect;

               4. declare or make any payment or
distribution to its shareholders with respect to its share or purchase or redeem any share capital;

               5. mortgage, pledge, or subject to
any lien, charge or any other encumbrance any of their respective assets or properties;

               6. except in ordinary course of
business, sell, assign, or transfer any of its assets;

               7. cancel any debts or claims,
except in the ordinary course of business;

               8. merge or consolidate with or into
any company or other entity;

               9. make, accrue or become liable for
any bonus, profit sharing or incentive payment, or increase the rate of compensation payable or to become payable by it to any of its directors or employees;

               10.       make any election or make
any termination, revocation or cancellation of any such election or any consent or compromise or settle any claim for past or present tax due;

               11.       waive any rights of
material value;

               12.       modify, amend, alter or
terminate any of its executory contracts of a material value or which are material in amount;

               13.       take or permit any act or
omission constituting a breach or default under any contract, indenture or agreement by which it or its properties are bound;

               14.       fail to, in so far as is
reasonably practicable, (i) preserve the possession and control of its assets and business, (ii) keep in faithful service its present key employees,
(iii) preserve the goodwill of its consumers, suppliers, agents, brokers and others having business relations with it, and (iv) keep and preserve its business existing on the date hereof until the Completion Date;

               15.       fail to operate its
business and save as would not have a Material
Adverse Effect maintain its books, accounts and records in the customary mannerand in the ordinary and regular course of business and maintain in good repair its business premises, fixtures, machinery, furniture and equipment;

               16.       enter into any lease,
contract, agreement or understanding, other than those entered into in the ordinary course of business calling for payments which in the aggregate do not exceed 10,000 pounds sterling for each such lease, contract, agreement or understanding;

               17.       incur any capital
expenditure in excess of 10,000 pounds sterling in one instance or 50,000 pounds sterling in the aggregate;

               18.       engage any new employee
for a salary in excess of 20,000 pounds sterling per annum;

               19.       enter into any original
equipment manufacturer, reseller or Intellectual
Property Rights license agreement; or

               20.       commit or agree to do any
of the foregoing in the future.

     C.        Communications with Customers.
Unless instructed otherwise by the Buyer in writing, the Company shall and the Shareholders shall procure that Sister shall, continue to accept customer orders in the ordinary course of business and consistent with past practice for all products offered by the Company and Sister but expected to be shipped after the Completion Date.

     D.        Compliance with Laws.  The Company
shall, and the Shareholders shall procure that Sister shall, comply with all laws and regulations which are applicable to it or to the conduct of its business and will perform and comply with all contracts, commitments and obligations by which they are bound.

     E.        Revised Schedules and Continuing
Obligation to Inform. Prior to completion the Shareholders will deliver revised Schedules which in as far as practicable list documents or refer to such documents as having been previously been provided to the Buyers Solicitors and detailed in a revised Schedule 5.30 and such revised Schedules shall replace those delivered at the time of exchange and also from time to time prior to Completion, the Shareholders will deliver or cause to be delivered to the Buyer supplemental information and updated disclosure Schedules concerning events subsequent to the date hereof which would render any statement, representation or warranty in this Agreement or any information contained in any Schedule attached hereto inaccurate or incomplete in any material respect at any time after the date hereof until the Completion
Date. For the avoidance of doubt, the indemnities, representations and warranties of the Shareholders hereunder shall, at the Completion Date, be deemed to have been given subject to the disclosure
Schedules, as updated pursuant to this Section 8.5.

     F.        Exclusive Dealing.  From the date
hereof until the Completion Date, neither the Company nor any Shareholders nor any employee or agent of the Company, directly or indirectly, shall; (i) solicit proposals or offers or take part in any discussions of any naturewith any other person with regard to investment in the Company or Sister; (ii) solicit proposals or offers or take part in any discussions of any nature with any person with regard to any exchange whatsoever in the shareholding of the Company or Sister; (iii) furnish any confidential information to any person or information in connection with respect to any matter relating to discussions between the Company and the Buyer; or (iv) enter into any agreement or understanding with or commitment to any other person with respect to any matter relating to discussions between the Company and the Buyer. The
Shareholders who are also shareholders of Sister, each in their individual capacities, agree that they will not, from the date hereof until the Completion Date, accept any offer from any party, other than the Company, for their shares in Sister.

     G.        Reports, Taxes.  The Company and
Sister will duly and timely file all reports or returns required to be filed during this period with local and foreign authorities and will promptly pay all local and foreign taxes, assessments and governmental charges levied or as-sessed upon them or any of their properties (unless contesting such in good faith and adequate provision has been made therefor).

IX.  Best Efforts to Obtain Satisfaction of
Conditions

               The Shareholders, the Company, and
the Buyer covenant and agree to use their best efforts to obtain the satisfaction of the conditions specified in this Agreement.

X.   Conditions to Obligations of the Buyer

     The obligations of the Buyer to complete under this Agreement are subject to the fulfillment, at the Completion Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Buyer:

     A.        Performance of Obligations.  The
Shareholders and the Company shall have (and the Shareholders shall have procured that Sister has) performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by each of them prior to or at the Completion Date.

     B.        Acquisition of Sister Shares by the
Company.

               1. The Company shall have purchased
all of the issued and outstanding share capital of Sister (the "Sister Acquisition") and shall be the owner, beneficially and of record, of such share capital free and clear of all liens, charges, encumbrances, equities or adverse claims.

               2. The Company has delivered to the
Buyer a written valuation (the "Independent
Valuation") of Sister prepared by Richard Tarr &
Co, independent auditors of the Company and Sister which is in form and substance satisfactory to the Buyer. The purchase price paid by the Company for all of the issued and outstanding share capital of Sister shall be not less than the value of Sister as set forth in the Independent Valuation.

               3. In connection with the Sister
Acquisition, the Company and the directors of Sister shall have received a written release from the shareholders of Sister for any future claims
(the "Release") in the form of language attached hereto as Exhibit C. The Release is in form and substance satisfactory to the Buyer.

     C.        Corporate Proceedings.  All
corporate or other proceedings required to be taken on the part of the Company or Sister to authorize or carry out the transactions contemplated by this Agreement (including, without limitation, the
Sister Acquisition) shall have been taken.

     D.        Consent of Lenders, Lessors and
Other Third Parties. The Shareholders, the Company and Sister shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Shareholders, the Company and Sister to consummate the transactions contemplated by this Agreement (including, without limitation, the completion of the Sister
Acquisition, including without limitation, those consents or approvals set forth on Schedule 5.4 attached hereto.

     E.        Adverse Proceedings.  No action or
proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement (including, without limitation, the
Sister Acquisition) or which might affect the right of the Buyer to own the Shares.

     F.        Employment Contracts.  On or prior
to the Completion Date, the Buyer (or, the Company or Sister as the case may be) shall have executed new employment agreements with Mr. Harding and John
Birbeck (the "Employment Agreements") upon terms and in a form which is satisfactory to the Buyer.

     G.        Closing Deliveries.  The Buyer shall
have received at or prior to the Closing such documents, instruments or certificates as the Buyer may reasonably request including, without limitation:

               (i)       the share certificates
representing the Shares, together with
corresponding stock transfer forms duly endorsed in accordance with Section 2.1 of this Agreement;

               (ii)      such resolutions of the
Company's directors and of the Shareholders and such other documents evidencing satisfaction of the conditions specified in this Section 10 as the Buyer shall reasonably request;

        (iii)  certificates of the Company
Secretary of the Company and of Sister attesting to the incumbency of the Company's and Sister's directors, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the Memorandum and Articles of Association delivered pursuant to Section 5.1;

               (iv)      written resignations of
all members of the Company's and Sister's Board of Directors other than Mr. Harding;

                (v)      the original corporate
minute books of the Company and Sister and all corporate seals; and

               (vi)      a cross receipt executed
by the Buyer and the Shareholders.

         (vii) the Shelf Registration Rights
Agreement executed by the Shareholders;

        (viii) the A Share Restriction Agreement executed by the A Shareholders, together with attached A Joint Escrow Instructions executed by the A Shareholders and the Escrow Agent;

               (ix)      the B Share Restriction
Agreement executed by the B Shareholders, together with the attached B Joint Escrow Instructions executed by the B Shareholders and the Escrow
Agent; and

               (x)       the Employment Agreements,
executed by Mr. Harding and John Birbeck; and

               (xi)      a copy of the Proforma
Profit and Loss Statement.

Conditions to Obligations of the Shareholders

     The obligations of the Shareholders to
complete under this Agreement are subject to the fulfillment, at the Completion Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Shareholders' Representative, who shall have the power and authority to bind all of the
Shareholders:

     A.        Performance of Obligations.  The
Buyer shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Completion Date.

     B.        Corporate Proceedings.  All
corporate and other proceedings required to be taken on the part of the Buyer to authorize or carry out this Agreement and the transactions contemplated hereby shall have been taken.

     C.        Consents of Lenders, Lessors and
Other Third Parties. The Buyer shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Buyer to consummate the transactions contemplated by this Agreement, including, without limitation, those set forth on Schedule 6.3 attached hereto.

     D.        Adverse Proceedings.  No action or
proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body orperson whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Buyer to purchase the Shares or issue the Buyer
Shares.

     E.        Completion Deliveries.  The
Shareholders shall have received at or prior to the Closing such documents, instruments or certificates as the Buyer may reasonably request including, without limitation:

               (i)  such certificates of the
Buyer's directors and such other documents evidencing satisfaction of the conditions specified in this Section 11 as the Shareholders shall reasonably request;

               (ii)  a certificate of the Company
Secretary of the Buyer attesting to the incumbency of the Buyer's directors, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the charter documents delivered pursuant to Section 6.1;

               (iii)  the Purchase Price;

               (iv)  evidence of the valid issue of
the Buyer Shares and the effective deposit of the share certificates representing the Buyer Shares into escrow pursuant to the Escrow Instructions;

               (v)  a cross receipt executed by the
Buyer and the Shareholders.

               (vi)  the Shelf Registration Rights
Agreement, executed by the Buyer;

               (vii) the A and B Share Restriction
Agreements, executed by the Buyer, together with attached A and B Escrow Instructions executed by the Buyer and the Escrow Agent;

               (viii) the Employment Agreements,
each executed by the Buyer, the Company or Sister
(as the case may be); and

XII. Indemnification

     A.        By the Shareholders.  The
Shareholders severally but not jointly, hereby indemnify the Buyer from and against all claims, damages, losses, liabilities, costs and expenses arising out of or in connection with:

               (a)       any breach of any
representation or warranty made by the Shareholders in this Agreement and

               (b)       the Sister Acquisition;
but for the avoidance of doubt the indemnity contained in this Section 12.1(b) shall only apply to the Sister Acquisition i.e. the purchase of share capital and not to any other matter relating to or in connection with Sister, otherthan the matters referred to in Section 12.1(a), (individually a "Loss" and collectively "Losses").

     B.        Claims for Indemnification.
Whenever any claim shall arise for indemnification under this Section 12, the Buyer shall promptly notify the Shareholders' Representative of the claim and, as and when known by the Buyer, all the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Buyer shall not itself and shall procure that neither the Company nor Sister shall not settle or compromise any claim by a third party for which the Buyer is entitled to indemnification hereunder without the prior written consent, which shall not be unreasonably withheld or delayed, of the Shareholders' Representative, who shall have the power and authority to bind all of the Shareholders; provided, however, that if suit shall have been instituted against the Buyer, the Company or Sister and the Shareholders' Representative shall not have taken control of such suit after notification thereof as provided in Section 12.3 of this Agreement, the Buyer shall have the right to settle or compromise such claim upon giving notice to the Shareholders' Representative as provided in
Section 12.3.

     C.        Defense by the Shareholders.  In
connection with any claim which may give rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than the Buyer, the Company or Sister, the Shareholders' Representative, at the sole cost and expense of the Shareholders, may, upon written notice to the Buyer, assume the defense of any such claim or legal proceeding if the Shareholders'
Representative notifies the Buyer in writing of this intent and acknowledges the obligation of the Shareholders to indemnify the Buyer with respect to all costs of such claim. If the Shareholders'
Representative assumes the defense of any such claim or legal proceeding, the Shareholders'
Representative shall select counsel reasonably acceptable to the Buyer (such acceptance not to be unreasonably withheld or delayed) to conduct the defense of such claims or legal proceedings and at the sole cost and expense of the Shareholders shall take all steps necessary in the defense or settlement thereof. The Shareholders'
Representative shall not consent to a settlement of, or the entry of any judgment arising from any such claim or legal proceeding, without the prior written consent of the Buyer (which consent shall not be unreasonably withheld or delayed) and the Buyer shall make available or procure to be made available, to the Shareholders or their duly authorized representatives all relevant books of account, records and correspondence of the Company and Sister for the purpose of enabling the Shareholders to ascertain or extract any relevant information. The Buyer shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the Shareholders' Representative does not assume the defense of any such claim or litigation resulting therefrom within thirty (30) days after the date such claim is made: (i) the Buyer may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Shareholders' Representative, on such terms as the Buyer may deem appropriate, and (ii) the Shareholders' Representative shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Shareholders or the Shareholders'
Representative thereafter seek to question the manner inwhich the Buyer defended such third party claim or the amount or nature of any such settlement, the Shareholders or the Shareholders'
Representative shall have the burden to prove by a preponderance of the evidence that the Buyer did not defend or settle such third party claim in a reasonably prudent manner.

     D.        Advance Warning of Claims.    Upon
the Buyer, the Company or Sister becoming aware of any matter or event which might give rise to a claim under the warranties, representations, undertakings or indemnities contained in this Agreement, the Buyer shall forthwith give notice of such matter or event to the Shareholders.

     E.        Limitations on Liability.

               1. Notwithstanding anything to the
contrary contained by way of warranty, indemnity covenant, representation or undertaking in this Agreement, all such warranties, indemnities, covenants, representations or undertakings shall be qualified by the provisions of this Section 12.5 and in the event of any inconsistency between the provisions of this Section 12.5 and any other
Section of this Agreement, this Section shall prevail.

               2. No claim shall accrue to the
Buyer or to the Company or to Sister against the Shareholders under this Agreement or arising as a result of a breach of the terms hereof:-

                  (i)    unless the liability in
                         respect of any single
                         claim exceeds 10,000 pounds
                         sterling; and

                  (ii)   unless the total
                         liability in respect of
                         all single claims which
                         are greater than the
                         amount specified in
                         Subsection 12.5.2.(i)
                         exceeds 100,000 pounds sterling
                         in which case the Shareholders
                         shall be liable for the
                         total aggregate of claims
                         not just the amount in
                         excess of 100,000 pounds sterling.

               3. The total liability of the
Shareholders under this Section 12 in respect of Losses (the "Indemnification Amount") shall be satisfied solely, exclusively and absolutely when the claim has been agreed between the Buyer and the Shareholders' Representative or (in the event they are unable to agree the claim within 30 days after it has been presented) determined by binding arbitration pursuant to Section 16 hereof (the
"Claim Date"), by the repurchase by the Buyer for a price of US$0.01 per share of that number of Buyer
Shares (rounded down to the nearest whole share) held in escrow pursuant to the Primary or Secondary
Escrow Instructions on the Claim Date which is obtained by dividing (i) the Indemnification Amount
(converted in US Dollars using the Sterling/Dollar exchange rate in the currency cross-rate table in the Wall Street Journal Europe on the date prior to the Claim Date) by (ii) the greater of (A) the closing price of the Buyer Shares on the NASDAQ
National Market on the Claim Date or the (B) Base
Share Price. For purposes of the foregoing calculation, the Base Share Price shall be proportionately adjusted, upwards or downwards, as appropriate, in the event of any stock split, reverse stock split, stock dividend, stock distribution or other reclassification of the Buyer's common stock, includingthe Buyer Shares.
Such Buyer Shares shall be repurchased by the Buyer from the Shareholders pro rata in proportion to the number of Buyer Shares held in escrow by way of full and final settlement of each Shareholder's
(and all Shareholders') liability in respect of such breach and resultant claim. Where a repurchase of Shares takes place pursuant to the provisions of this Section 12.5.3, the number of Shares which, at the date of such repurchase, remain to be released from escrow on each Annual
Release Date (as defined in the A and B Share
Restriction Agreements) following such repurchase, shall be reduced pro rata by reference to the number of Shares repurchased pursuant to this
Section 12.3.

               4. All representations and
warranties made by the Shareholders in this Agreement, shall survive Completion but only for a period of one (1) year. All liability whatsoever pursuant to such representations and warranties shall expire on the first anniversary of the Completion Date, except for bona fide claims, if any, (i) asserted in writing prior to such first anniversary and identified as a claim for indemnification pursuant to this Section 12, (ii) relating to taxes (which shall expire upon the expiration of any applicable statute of limitation for adjustments by relevant taxing authorities), or
(iii) which are based upon fraud by any of the Shareholders, which shall survive until finally resolved and satisfied in full.

               5. The Shareholders shall not be
liable under or pursuant to any warranty, indemnity, representation or undertaking contained in this Agreement in respect of any claim based on a liability which is contingent only unless and until such contingent liability becomes an actual liability and is due and payable. This subclause shall not operate to avoid any claim made with reasonable particularity in respect of a contingent liability within the applicable time limit specified in Section 12.5.4. For the avoidance of doubt, in the event that a claim is submitted with reasonable particularity within the applicable time limit, the Shares still held in escrow pursuant to the Share Restriction Agreements shall be subject to the Indemnification Option, as that term is defined therein.

               6. The Shareholders shall not be
liable (or such liability shall be reduced) for such claims as may arise after the date hereof in relation to any of the warranties, representations indemnities or undertakings contained in this Agreement as would not have arisen but for a voluntary act, omission or transaction carried out after the date hereof by the Buyer (or persons deriving title from the Buyer), the Company or Sister, or to the extent that such claims arise as a result of the Buyer, the Company or Sister disclaiming the benefit of any capital or other allowances against taxation claimed or proposed to be claimed as at the date hereof.

               7. The Shareholders shall not be
liable (or such liability shall be reduced) for claims pursuant to any of warranties, representations, indemnities or undertakings contained in this Agreement either in respect of all and any matters resulting from a change in accounting or in taxation policy or practice of the Buyer, the Company or Sister including the method of submission of taxation returns introduced since
(or having effect after) 21 March 1995, (other than changes made to bring such policies or practices into compliance with UK GAAP or applicable UK tax legislation), or if and to the extent that such claim relates to a liability for taxation which would not have arisen but for any windingup or cessation after the Completion Date of any trade or business carried on by the Company or Sister.

               8. The Shareholders shall not be
liable in respect of any claim relating to a breach of the warranties, representations, indemnities and undertakings contained in this Agreement or such liability shall be reduced:-

               (a)       if and to the extent any
                         liability in the
                         Financial Statements has
                         been discharged or
                         satisfied below the
                         amount attributed to it
                         or included in respect of
                         it in the Financial
                         Statements;

               (b)       if and to the extent any
                         contingency or other
                         matters provided for in
                         the Financial Statements
                         has in  the event been
                         over-provided for;

               (c)       if and to the extent that
                         such claim is
                         attributable to any
                         voluntary act or omission
                         of or transaction or
                         arrangement carried out
                         by the Buyer or the
                         Company or Sister after
                         the Completion Date
                         otherwise than in the
                         ordinary course of
                         business.

               9. The amount of any claim for
breach of the warranties, representations, undertakings and indemnities contained in this Agreement shall take into account the amount of any relief from taxation arising by virtue of the loss or damage in respect of which the claim was made.

               10.       Nothing in this Agreement
shall derogate from the Buyer's obligation to mitigate any loss which it suffers in consequence of a breach of any warranty, indemnity, representation or undertaking.

               11.       No claim whatsoever on the
part of the Buyer shall lie in respect of any breach of the warranties, indemnities, undertakings and representations contained in this Agreement if and to the extent such breach has arisen in respect of any act or omission stipulated to be carried out or omitted pursuant to the terms of this Agreement.

               12.       For the avoidance of any
doubt, the Buyer shall not be entitled to recover damages in respect of any claim for breach of warranty, representation, undertaking or indemnity contained in this Agreement where to do so would involve recovery more than once in respect of the same loss or damage.

               13.       The warranties,
representations, undertakings and indemnities are given on the assumption and on the basis of the Company and Sister continuing to carry on the businesses as going concerns after the Completion
Date.

               14.       Any amount payable by the
Shareholders to the Buyer in satisfaction of any claim pursuant to any warranty, undertaking, representation or indemnity contained in this Agreement shall be treated by the Shareholders as a reduction in the Purchase Price.

               15.       The Shareholders shall not
be liable under the warranties, representations, indemnities and undertakings contained in this Agreement to the extent that any breach thereof or liability thereunder occurs as a result of or is otherwise attributable to any legislation not in force at the date hereof or any change of law or administrative practice which takes effect retroactively.

               16.       Any liability of the
Shareholders under the warranties, representations, undertakings and indemnities given or made by the Shareholders in this Agreement shall be actionable only by the Buyer or its permitted assigns within the Xylogics Group and no other party shall be entitled to make any claim or take any action whatsoever against the Shareholders under or arising out of or in connection therewith.

               17.       A breach of any warranty,
indemnity or representation or undertaking which is capable of remedy shall not entitle the Buyer to compensation or damages unless the Shareholders are given written notice of such breach and such breach is not remedied within 30 days after the date on which such notice is served on the Shareholders.

               18.       If the Shareholders
indemnify the Buyer by means of Buyer's repurchase of shares pursuant to Section 12.5.3 hereof for a breach of any of the said warranties, representations, indemnities and undertaking and the Buyer, the Company or Sister subsequently recovers from a third party a sum which relates to that breach, the Buyer shall forthwith reimburse to the Shareholders so much of the amount recovered from the third party, less all reasonable costs, charges and expenses incurred by the Buyer, the Company or Sister (as the case may be) in obtaining that payment and in recovering that sum from the third party. Notwithstanding the value attributed to any Buyer Shares (calculated in accordance with Section 12.5.3 hereof) which have been repurchased to satisfy a claim, in no event shall the amount reimbursed to the Shareholders under this Section
12.5.18 exceed the market value of the Shares repurchased from the Shareholders on the date of repurchase (calculated at a per share price equal to the closing price of the Buyer's Common Stock on the NASDAQ National Market on the date of such repurchase.

               19.       Any claim against the
Shareholders pursuant to the warranties, representations, indemnities and undertakings contained in this Agreement shall be deemed to have been irrevocably withdrawn and lapsed (if not having been previously settled or withdrawn) if the matter has not been agreed by the parties or submitted to binding arbitration pursuant to
Section 16 of this Agreement in the manner and within the time periods specified therein.

               20.       The Shareholder shall not
be liable under the warranties, representations, undertakings or indemnities contained in this Agreement in respect of an obligation of either the Company or Sister to pay advance corporation tax if the Company or Sister (as the case may be) obtains the benefit or reduction in liability to mainstream corporation tax by reason of such payment when the Buyer shall procure that the Company or Sister (as the case may be) shall make all such claims and elections as will result in such benefit or reduction being obtained as soon as reasonably practicable.

     F.        No Right of Rescission after
Completion.    Any breach of any of the said
warranties, representations or undertakings or any other breach of this Agreement by the Shareholders shall give rise only to an action by the Buyer for damages or indemnity and shall not entitle the Buyer to rescind this Agreement after Completion.

XIII.          Post-Closing Agreements

     A.        Buyer Share Options.

               Buyer shall grant to the existing
employees of the Company and Sister options to purchase an aggregate of 20,000 shares of Buyer's common stock, par value $0.10 per share, pursuant to, and subject to the terms of, Buyer's 1992 Stock
Option Plan. The number of Share Options to be granted to each such employee is set forth opposite such employee's name on Schedule 13.1 attached hereto. The Share Options shall be granted at the next regularly scheduled meeting of Buyer's Board of Directors following Completion. The exercise price of the Share Options shall be the closing price of Buyer's common stock on the NASDAQ
National Market on the date of grant (or, if such grant occurs after the closing of the NASDAQ
National Market on a given date, on the next business day).

     B.        Reimbursement of Certain Costs of
Sister Acquisition.      Simultaneous with
Completion, the Buyer shall make available to the Company a sum sufficient to reimburse the Company for the purchase price paid by the Company in the Sister Acquisition. The amount of any reimbursement made pursuant to this Section 13.2 shall in no event exceed 200,000 pounds sterling. The Purchase
Price will be reduced pursuant to Section 2.3.3, on a pound for pound basis, by the amount of any excess above such 200,000 pounds sterling maximum. For the avoidance of doubt, any legal or other advisory expenses of the Company in connection with the Sister Acquisition shall be borne by the Shareholders and not the Company. The transactions contemplated by this Section 13.2 shall be deemed to have occurred immediately after Completion.

     C.        Repayment of Shareholder Loan.
Simultaneous with Completion, the Buyer shall make available to the Company cash in the aggregate amount of 51,771 pounds sterling and the Company with use such sum to repay in full the principal and accrued interest due to one of the Shareholders pursuant to a Shareholder loan, the terms of which have previously been disclosed to the Buyer. The transactions contemplated by this Section 13.3 shall be deemed to have occurred immediately after Completion.

XIV. Termination of Agreement; Option to Proceed;
Damages

     A.        Termination by Agreement of the
Parties. This Agreement may be terminated by the mutual written agreement of the parties hereto. In the event of such termination by agreement, the Buyer shall have no further obligation or liability to the Shareholders or the Company under this Agreement, and the Shareholders shall have no further obligation or liability to the Buyer under this Agreement.

     B.        Termination.   To terminate this
Agreement

               (i)       The Buyer and the
Shareholders shall each have the right to terminate this Agreement at any time after 31 May 1995 by delivery of written notice to the other party if Completion has not taken place by that date.

               (ii)      the Buyer shall have the
right to terminate this Agreement by delivery of written notice to the Shareholders' Representative, if at any time prior to Completion but after the date hereof there shall occur an event, or there shall be disclosed to the Buyer a fact, which would have a material and fundamental adverse effect on the financial condition of the Company and Scorpion, taken as a whole;

         (iii) any event giving the Buyer the right to terminate this Agreement pursuant to this
Section 14.2 shall be referred to herein as a "Pre-Completion Termination Event").

     C.        Availability of Remedies at Law.  In
the event this Agreement is terminated by the Buyer or by agreement of the parties, pursuant to the provisions of this Section 14, the parties hereto shall have available to them all remedies afforded to them by applicable law.

 XV. Brokers.

     A.        For the Shareholders and the
Company. Each of the Shareholders and the Company represent and warrant that, no person firm or corporation has acted in the capacity of broker or finder on its behalf to bring about the negotiation of this Agreement or the transactions contemplated hereby (including the Sister Acquisition). The
Shareholders jointly and severally agree to indemnify and hold harmless the Buyer (and, after Completion, the Company and Sister) against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Shareholders, the Company or Sister.

     B.        For the Buyer.  The Buyer agrees to
pay all fees, expenses and compensation owed to any person, firm or corporation who has acted in the capacity of broker or finder on its behalf to bring about the negotiation of this Agreement. The Buyer agrees to indemnify and hold harmless the Shareholders against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Buyer.

XVI. Dispute Resolution.

     A.        General.  In the event that any
dispute should arise between the parties hereto with respect to any matter covered by this Agreement (other than a dispute regarding the Completion Balance Sheet, which shall be resolved pursuant to Section 2.3.2), the parties hereto shall resolve such dispute in accordance with the procedures set forth in this Section 16.

     B.        Consent of the Parties.  In the
event of any dispute between the parties with respect to any matter covered by this Agreement, the parties shall first use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within thirty (30) calendar days after the commencement of efforts to resolve the dispute, the dispute will be submitted to arbitration in accordance with this
Section 16, which shall be the exclusive remedy for disputes.

     C.        Arbitration.

               1. Either the Buyer or the
Shareholder's Representative may submit a dispute not resolved under Section 16.2 above to arbitration by notifying the other party hereto, in writing, of such intention. Within ten (10) days after receipt of such notice, the Buyer and the Shareholder's Representative shall designate in writing one arbitrator to resolve the dispute;
provided, that if the parties hereto cannot agree on an arbitrator within such 10-day period, the arbitrator shall be selected pursuant to the UNCITRAL Arbitration Rules. The arbitrator so designated (i) shall have expertise relevant to the subject matter of the dispute in particular and
(ii) shall not be an employee, consultant, officer, director or shareholder of any party hereto or any affiliate of any party to this Agreement.

               2. Within fifteen (15) days after
the designation of the arbitrator, the arbitrator, the Buyer and the Shareholder's Representative shall meet, at which time the Buyer and the Shareholder's Representative shall be required to set forth in writing all disputed issues and a proposed ruling on each such issue.

               3. The arbitrator shall set a date
for a hearing, which shall be no later than thirty
(30) days after the submission of written proposals pursuant to Section 16.3.2 above, to discuss each of the issues identified by the Buyer and the Shareholder's Representative. Each such party shall have the right to be represented by counsel.
The arbitration shall be governed by the UNCITRAL
Arbitration Rules; provided, that the arbitrator shall have sole discretion with regard to the admissibility of evidence.

               4. The arbitrator shall use his best
efforts to rule on each disputed issue within thirty (30) days after the completion of the hearings described in Section 16.3.3 above. The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrator shall be in writing and shall be delivered to the parties hereto.

               5. The prevailing party in any
arbitration shall be entitled to an award of reasonable attorneys' fees and costs incurred in connection with the arbitration. The non-prevailing party shall pay such fees and costs, together with the fees of the arbitrator and the costs and expenses of the arbitration.

               6. Any arbitration pursuant to this
Section 16 shall be conducted in London, England and under English Law. Any arbitration award may be entered in and enforced by any court having jurisdiction thereover and the parties hereby consent andcommit themselves to the non-exclusive jurisdiction of the courts of England and Wales for purposes of the enforcement of any arbitration award.

XVII. Notices.

               Any notices or other communications
required or permitted hereunder shall be sufficiently given if delivered personally or sent by, federal express (or similar overnight delivery service), registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

          To the Buyer:   Xylogics, Inc.
                          53 Third Avenue
                          Burlington, MA 01803
                          U.S.A.
                          attention: Maurice
Castonguay

          With a copy to: Donald J. Guiney, Esq.
                          Brobeck Hale and Dorr
                          Veritas House
                          125 Finsbury Pavement
                          London EC2A 1NQ

          To the Shareholders: John Wilson
                          Taylors Solicitors
                          Rawlings House
                          Exchange Street
                          Blackburn,
                          Lancs. BB1 7JN

          With a copy to: The Shareholders'
Representative
                          Scorpion Logic Limited
                          33 Watford Metro Centre
                          Tolpits Lane
                          Watford, Herts WD1

Unless otherwise specified herein, such notices or other communications shall be deemed received (i) on the date delivered, if delivered personally, or
(ii) three (3) business days after being sent, if sent by registered or certified mail.

XVIII.  Successors and Assigns.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Buyer, on the one hand, and the Shareholders and the Company, on the other hand, may not assign their respective obligations hereunder without the prior written consent of the other party; provided, however, that the Buyer may assign the benefit(s) of this Agreement to any member of theXylogics
Group. Any assignment in contravention of this provision shall be void. No assignment shall release the Buyer, the Shareholders or the Company or from any obligation or liability under this Agreement.

XIX.  Entire Agreement; Amendments; Attachments.

     A.   This Agreement, all Schedules and
Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties (including, without limitation, that certain Term Sheet dated March 17,
1995). The Buyer, by the consent of its Board of Directors or officers authorized by such Board, and the Shareholders holding a majority of the Shares
(who shall have the authority to bind all of the Shareholders) may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Buyer and such majority of the Shareholders.

     B.   If the provisions of any Schedule or
Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of the Agreement shall prevail. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

XX.  Severability.

     Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

XXI. Investigation of the Parties.

     All representations and warranties contained herein which are made "to the best knowledge" of a party or "in so far as a party is aware" shall require that such party make reasonable investigation and inquiry with respect thereto to ascertain the correctness and validity thereof.

XXII.  Legal and Advisory Fees.

     The Buyer shall be responsible for all legal, accounting and other advisory fees incurred by Buyer in connection with this Agreement and the transactions contemplated herein. The
Shareholders, and not the Company or Sister, shall be responsible for all legal, accounting and other advisory fees incurred by the Shareholders, the Company and/or Sister in connection with this Agreement, the Sister Acquisition and all other transactions contemplated herein and therein.

XXIII.  Governing Law.

     This Agreement shall be governed by and
construed in accordance with the laws of England and Wales, without regard to the conflict of laws provisions thereof.

 XXIV.  Section Headings.

     The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

XXV.  Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

SCORPION LOGIC LIMITED             XYLOGICS, INC.


By:
By:___________________________
     Sean Harding                     Maurice L.
Castonguay
     Managing Director                Chief
Financial Officer

                   SHAREHOLDERS




Sean Harding                       Peter Lynch




John Birbeck                       Eve Allaway




Malcolm Richardson                 Elizabeth
Richardson




Peter Thompson                     Paula Harding




Denise Waldron                     June Waldron


Digital Electronica Limited




Name:
Title:

                                      Exhibit 2(B)

        SHELF REGISTRATION RIGHTS AGREEMENT

     THIS AGREEMENT is made as of this 20th day of April, 1995 by and between Xylogics, Inc., a Delaware Corporation (the "Company") and the shareholders listed on the signature pages hereof
(the "Shareholders").

                     ARTICLE I

                    DEFINITIONS

     SECTION 1.1.  Definitions.  The following
terms, as used herein, have the following meanings:

     "Affiliate" of any person means any other person directly or indirectly controlling or controlled by or under common control with such person. For the purposes of this definition, "control" when used with respect to any person, means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Business Day" means any day except a
Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

     "Common Stock" means the Common Stock, par value $0.10, of the Company.

     "Earnings Announcement" means, with respect to any fiscal quarter, a press release or report issued by the Company during such fiscal quarter which discloses, among other things, the Company's results of operations for the previous fiscal quarter.

     "Exchange Act" means the United States
Securities Exchange Act of 1934, as amended.

     "Holder" means, the registered holder of Registrable Securities or any assignee or transferee of such registrable security unless such Registrable Securities are acquired (i) pursuant to a registration statement under the Securities Act or (ii) pursuant to transactions exempt from registration under the Securities Act where securities acquired in such transaction may be resold without subsequent registration under the Securities Act.

     "Managing Underwriter" with respect to an Offering means the lead manager or lead managers of a syndicate of Underwriters of such Offering.

     "NASD" means the National Association of Securities Dealers, Inc.

     "Offering" means any offering of Registrable
Securities which are registered pursuant to the Registration Statement.

     "person" means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all exhibits and all materials incorporated by reference in such prospectus.

     "Registrable Securities" means Common Stock issued to a Shareholder pursuant to the Share
Purchase Agreement provided that Registrable
Securities shall cease to be Registrable Securities at such time that (i) a registration statement covering such Common Stock has been declared effective by the Commission and such Common Stock has been disposed of pursuant to such effective registration statement, (ii) such Common Stock may be sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or under which such Common Stock may be sold pursuant to Rule 144(k) and such Common Stock has been disposed pursuant to such Rule or (iii) such Common Stock has been otherwise transferred.

     "Registration Statement" means the
registration statement of the Company under the Securities Act contemplated by Section 2.1(b), including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all materials incorporated by reference in such Registration Statement.

     "Request Date" means the date on which the Company may be requested by the Shareholder
Representative to prepare a Registration Statement pursuant to Section 2.1(a) of this Agreement.

     "Request Notice" means a written notice
requiring a Shelf Registration delivered by a Holder to the Company pursuant to Section 2.1(a)

     "SEC" means the United States Securities and
Exchange Commission.

     "Securities Act" means the United States
Securities Act of 1933, as amended.

     "Selling Holder" with respect to an Offering means a Holder who is selling Registrable
Securities in such Offering under the Registration
Statement.
     "Scorpion" means Scorpion Logic Ltd.

     "Shareholder Representative" has the meaning assigned to it in the Share Purchase Agreement.

     "Shelf Registration" means a shelf
registration as defined in Section 2.1.

     "Shares" means Common Stock of the Company issued to a Shareholder pursuant to the Share
Purchase Agreement.

     "Share Purchase Agreement" means that certain
Share Purchase Agreement dated as of the date hereof between the Company and the Shareholders relating to the acquisition by the Company of all of the shares of Scorpion.

     "Share Restriction Agreement" means that certain Share Restriction Agreement dated as of the date hereof between the Company and each of the Shareholders.

     "Suspension Period" means any period during which an event has occurred which makes a statement of a material fact made in the Registration
Statement as then amended, the Prospectus, as then supplemented, or any document incorporated by reference therein untrue or which results in the omission of a statement of a material fact required to be stated therein or necessary to make the statements therein not misleading until such time as the Registration Statement and the Prospectus have been amended to eliminate such misstatement or omission provided, however, that, with respect to any Offering, the Suspension Period specified in this clause shall continue during any period in which (i) the Company in good faith and for valid business reasons, including without limitation the existence of non public discussions regarding material transactions involving the Company, concludes that the filing of or amendment to a Registration Statement would not be in the best interests of the Company and its shareholders, provided that the Company, as promptly as reasonably possible, ends such Suspension Period, or (ii) the Registration Statement is no longer effective due to (A) the filing of a post-effective amendment by the Company, (B) the issuance of a stop order by the SEC or (C) any other reason, until such time as the Registration Statement is declared effective by the SEC or the SEC revokes such stop order.

     "Underwritten registration" or "underwritten offering" means a registration in which Common
Stock of the Company is being sold to an underwriter for reoffering to the public.

     "Underwriter" with respect to an Offering means a securities dealer who purchases Registrable
Securities as principal and not as part of such dealer's market-making activities in such offering.
                    ARTICLE II

                REGISTRATION RIGHTS

     SECTION 2.1.  Shelf Registration (a)  Subject
to the other provisions of this Section 2.1(a), not less than sixty days prior to an Annual Release
Date (as that term is defined in the Share
Restriction Agreement) the Shareholder
Representative may, by written notice to the Company (the "Request Notice"), require the Company to undertake a Shelf Registration (as defined in Section 2.1(b) with respect to some or all of the Shareholders' Registrable Securities. For purposes of this Agreement, the date on which a valid
Request Notice is delivered to the Company is referred to herein as the "Request Date". Prior to delivering the Request Notice, the Shareholder
Representative shall consult with U.S. counsel to confirm that the Registrable Securities may not be sold or otherwise transferred pursuant to an exemption from Section 5 of the Securities Act
(other than Rule 144). Such consultation shall not preclude the Shareholder Representative's right to deliver a Request Notice to the Company.

     (b)  The Company shall file no later than 60
days after the Request Date, and the Company shall use its best efforts to have declared effective no later than 90 days after the Request Date, a Registration Statement on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the SEC) under the Securities Act (a
"Shelf Registration") for the sale of the Registrable Securities on a continuing basis. The
Company will notify the Shareholders when the Registration Statement and any amendments thereto are filed and when the Registration Statement becomes effective.

     (c)  The Company agrees to use its best
efforts to keep the Registration Statement continuously effective and usable for resale of Registrable Securities for a period of six years from the effective date of the Share Purchase
Agreement or such shorter period which will terminate (i) when all the Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement, (ii) when any unsold Registrable Securities otherwise have been sold pursuant to Rule 144 or have been otherwise sold pursuant to a registration statement or an exemption from registration pursuant to the Securities Act or (iii) three months after the last termination of employment has occurred for all Holders of Registrable Securities pursuant to employment agreements with the Company.

     (d)  The Company further agrees to use its
best efforts to prevent the happening of any event that would cause the Registration Statement to contain a material misstatement or omission or to be not effective and usable for resale of Registrable Securities during the period that such Registration Statement is required to be effective;
provided that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons, including without limitation the acquisition or divestiture of assets, so long as the Company as promptly as reasonably possible thereafter complies with the requirements of Section 2.1(d), if applicable.
Notwithstanding any other provisions of this Agreement to the contrary, the Company agreesthat it will cause the Registration Statement, amendment or supplement (i) to comply in all material respects with the requirements of the Securities
Act and the rules and regulations of the SEC and
(ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (e)  Except as set forth in Subsection (c),
upon the occurrence of any event which makes a statement of a material fact made in the Registration Statement, the related Prospectus or any document incorporated therein by reference untrue or which results in the omission of a statement of a material fact required to be stated therein or necessary to make a statement of a material fact therein not misleading, the Company will prepare promptly a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference delivered to the purchasers of the Registrable Securities so that the Registration Statement, the related Prospectus, and any documentation incorporated therein by reference will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (f) The Company shall use its best efforts to prevent the issuance of any order suspending the effectiveness of the Registration Statement or any order suspending the qualification (or the exemption from qualification) of any Registrable
Securities for sale in any jurisdiction, and if such order is issued, to use its best efforts to obtain promptly the withdrawal of any such order.

     (g) The Company agrees to notify each Holder forthwith of: (i) the commencement of any Suspension Period, the reasons for such Suspension
Period, and the actions the Company is taking to amend the Registration Statement and to have the revised Registration Statement declared effective or to otherwise cause the Suspension Period to terminate; (ii) the termination of any Suspension
Period; and (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

     (h)  The Company agrees to use its best
efforts to (i) register or qualify the Registrable
Securities under such other securities or blue sky laws of such jurisdictions in the United States as any Selling Holder reasonably (in light of such Selling Holders intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do such other acts and things reasonably expected to be performed by an issuer to enable the Holders to consummate the disposition of the Registrable Securities owned by such Holders;
provided that the Company will not be required to
(A) register or qualify the Registrable Securities under the securities or blue sky laws of more than fifteen states of the United States (excluding states for which the Registrable Securities are exempt from registration), (B) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (f), (C) subject itself to taxation inany jurisdiction where it would not otherwise be required to subject itself to taxation but for this paragraph (f) or (D) consent to general service of process in any jurisdiction where it would not otherwise be required to consent to general service of process but for this paragraph (f).

     (i)  The Company agrees to use its best
efforts to cause the Registrable Securities to be listed on each securities exchange on which similar securities of the same class of the Company are then listed as a result of a listing application filed by the Company.

     (j) The existence of this Agreement shall not preclude the Registrable Securities from being included in a registration statement prepared by the Company in the event that a Registration
Statement hereunder ceases to be effective rendering it unusable for resale.

                    ARTICLE III

                OFFERING PROCEDURES

     SECTION 3.1.  Notices.   (a) Prior to any
Offering, the Selling Holders in such Offering shall provide the Company with prior written notice of such Offering (an "Offering Notice") delivered either in person or by next day courier service to the address specified in Section 5.3. Each
Offering Notice shall be delivered within a reasonable period of time prior to the proposed date of the Offering and shall in no event be delivered less than five business days prior to the proposed date of the Offering. Each Offering
Notice shall specify the number of Registrable
Securities to be sold, the proposed date of the Offering, the number of copies of the Prospectus needed to confirm sales and the address to which notice of any Suspension Period and copies of the Prospectus should be sent.

     (b)  Following receipt of an Offering Notice
the Company shall either (i) notify the Selling
Holders delivering such Offering Notice of the existence of a Suspension Period (a "Suspension
Notice") or (ii) notify the Selling Holders delivering such Offering Notice that no Suspension
Period exists and send to such Selling Holders the number of copies of the Prospectus specified in the Offering Notice for delivery on or prior to the proposed date of the Offering. To the extent a Suspension Notice is delivered to Selling Holders pursuant to clause (i) above, upon the termination of the applicable Suspension Period, the Company shall deliver forthwith an appropriate notice of such event to such Selling Holders.

     (c)  No Holder shall have the right to
participate in any Offering of Registrable
Securities unless no Suspension Period exists at the time of such Offering.

     SECTION 3.2.  Company Obligations.  In
connection with any Offering the Company will:

     (a)  enter into customary agreements
(including, but not limited to, an underwriting agreement in customary form, if applicable) with such modifications or revisions therein as the Company may reasonably require, and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in such Offering, provided that if the majority of Selling Holders of the Registrable Securities included in such Offering determine that such Offering shall be in the form of an underwritten offering, such Selling Holders shall select the Managing Underwriter of such Offering and any additional Underwriters and investment bankers to be used in connection with such Offering; provided that the Company has consented to the selection of such Managing
Underwriter and additional Underwriters and investment bankers, such consent not to be unreasonably withheld.

     (b) make available for inspection during its regularly scheduled business hours by any Selling
Holder of such Registrable Securities, any Underwriter participating in any such Offering and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter
(collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspector in connection with the Registration Statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) following consultation with the Company and its counsel the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in the Registration
Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Selling
Holder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public. Each
Selling Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential. Each Selling Holder shall execute and deliver to the Company a confidentiality agreement in a form provided by the Company and agreed to by the Selling Holder(s) which agreement shall provide for adequate monetary and equitable remedies against such Selling Holder in the event of disclosure of confidential information in violation of such Agreement;

     (c) if requested by the Managing Underwriter of such Offering, if any, or a Selling Holder of Registrable Securities included in such Offering, promptly incorporate in a supplement to the Prospectus or post-effective amendment to the Registration Statement such informationas the
Company, such Managing Underwriter and the Holders of the majority of the number of Registrable
Securities included in such Offering reasonably agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and information with respect to any other terms of such Offering; and make all required filings of such post-effective amendment or supplement to the Prospectus as soon as notified of the matters to be incorporated in such post-effective amendment or supplement to the Prospectus;

     (d)  if requested, prior to filing a post-
effective amendment to the Registration Statement or supplement to the Prospectus, furnish to each Selling Holder in such Offering and each Underwriter of such Offering, if any, copies of such post-effective amendment or supplement to the Prospectus as proposed to be filed, and thereafter furnish to such Selling Holder and Underwriter, if any, such number of copies of post-effective amendment (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus as so supplemented and such other documents a Selling Holder in such Offering or Underwriter of such Offering may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder being included in such Offering;

     (e) in the case of an Offering in the form of an underwritten offering, furnish to each Selling
Holder in such Offering and to each Underwriter of such Offering, if any, a signed counterpart, addressed to such Selling Holder or Underwriter, of
(1) an opinion or opinions of counsel to the Company (and local or special counsel as deemed appropriate by the Company or its counsel) and (2) a comfort letter or comfort letters from the Company's independent public accountants, each in reasonably customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the majority of Holders of the Registrable Securities included in an Offering or the Managing Underwriter therefor reasonably request;

     (f)  comply with all applicable rules and
regulations of the SEC;

     (g)  cooperate and assist in any filings
required to be made with the NASD in connection with such Offering and in the performance of any due diligence investigation by any Underwriters of such Offering (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the
NASD);

     (h)  cooperate with the Selling Holders in
such Offering and the Managing Underwriter of such Offering, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends not required by applicable law) representing Registrable Securities to be sold in such Offering; and enable such Registrable Securities to be in such denominations and registered in such names as such Selling
Holders or such ManagingUnderwriter, if any, may request at least two business days prior to any sale of Registrable Securities.

     SECTION 3.3.  Shareholder Obligations.  (a)
Each Selling Holder agrees to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with the preparation of, or maintenance of effectiveness of, the Registration Statement.

     (b)  Each Selling Holder agrees that, upon
receipt of any notice from the Company of the commencement of any Suspension Period delivered pursuant to Section 2.1(e)(1), such Selling Holder will forthwith discontinue disposition of
Registrable Securities pursuant to the Registration
Statement until such Selling Holder's receipt of a notice of the termination of the Suspension Period delivered pursuant to Section 2.1(e)(2) and of any supplemented or amended prospectus contemplated by
Section 2.1(d) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of any notice delivered pursuant to Section 2.1(e)(1).

     SECTION 3.4  Registration Expenses.     In
connection with the Registration Statement and any amendment or post-effective amendments required to be filed hereunder, the Company shall pay the following registration expenses incurred in connection with a registration hereunder (the
"Registration Expenses") by the Company and such Holders (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities),
(iii) internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), (iv) any fees and expenses incurred in connection with listing of the Registrable Securities, (v) fees and expenses of counsel for the Company and fees and expenses for independent certificated public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letter requested pursuant to Section 3.2(e) hereof) and
(vi) the fees and expenses of any special experts retained by the Company in connection with such registration. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable
Securities, or any legal fees or other out-of-pocket expenses of the Holders (or any agents who manage their accounts).

                    ARTICLE IV

         INDEMNIFICATION AND CONTRIBUTION

     SECTION 4.1.  Indemnification by the
Company. The Company agrees to indemnify and hold harmless each Selling Holder of Registrable
Securities in an Offering, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable
Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information relating to a Selling Holder furnished in writing to the Company by such Selling Holder or on such Selling Holder's behalf expressly for use therein and provided that the foregoing indemnity agreement with respect to any registration statement or prospectus relating to the Registrable
Securities shall not inure to the benefit of any Selling Holder in such Offering, (a) if a copy of a Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) furnished pursuant to Section
3.1(b) hereof for such Offering was not sent or given by or on behalf of such Selling Shareholder to the person (the "Asserting Person") asserting any losses, claims, damages or liabilities as a result of an untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and if such Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, or (b) if such Selling Shareholder sold Registrable Securities to the Asserting Person during a Suspension Period. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.1.

     SECTION 4.2.  Indemnification by Holders of
Registrable Securities. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange
Act (each, a "controlling person") to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with reference to information relating to such Selling Holder furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus.
Each Selling Holder also agrees to indemnify and hold harmless any Underwriters of the Registrable
Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this
Section 4.2.  The terms of any underwriting
agreement entered into by the Company to effect a registration of the Holders'Registrable Securities shall require the Underwriter to indemnify and hold harmless the Company, its officers, directors, control persons and agents on substantially the same basis as that of the indemnification of the Company by each Selling Holder provided in this
Section 4.2.

     SECTION 4.3.  Conduct of Indemnification
Proceedings.   In case any proceeding (including
any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses. In any such proceeding, any Indemnified
Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and counsel selected by the Indemnifying Party for the Indemnified Party is also counsel for the Indemnifying Party, and representation of both parties by the same counsel would be in appropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified
Parties and that such fees and expenses shall be reimbursed as they are incurred, provided that the Indemnifying Party has been furnished with reasonable documentation to substantiate such fees and expenses within 30 days after they have been incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing to the Indemnifying Party.
The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement of judgment.
Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified
Party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Party agrees that (unless the amount of such fees and expenses is disputed in good faith by the Indemnifying Party and the Indemnifying Party shall have transferred an amount sufficient to cover the fees and expenses to a third party approved by the Indemnified Party to be held in trust by such third party pending resolution of the dispute), it shall be liable for any settlement of any preceding effected without its written consent if (i) such settlement is entered into more than 30 business days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified party is or could have been a partyand indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

     SECTION 4.4.  Contribution.   If the
indemnification provided for in this Article IV is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company, the Selling Holders and the Underwriters, in such proportion as is appropriate to reflect the relative benefits and the relative fault of the Company, the Selling Holders and the Underwriters in connection with the offering of the Registrable
Securities and the statements of omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, and (ii) as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling
Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Holders and the Underwriters shall be deemed to be in the same proportions as the net proceeds from the offering received by the Company and the Selling Holders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus bear to the total proceeds of the offering, it being understood that the Company shall be deemed for this purpose to have received the benefit of the proceeds of the sale of any Registrable Securities from the account of any Selling Holders. The relative fault of the Company, the Selling Holders and the Underwrites shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Holders or by the Underwriters. The relative fault of the Company and of each Selling Holder shall be determined by referent to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4. were determined by pro rata allocation (even if the Selling Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of thisSection 4.4., no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable
Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section
11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling
Holders' obligations to contribute pursuant to this
Section 4.4. are several and not joint.


                     ARTICLE V

                   MISCELLANEOUS

     SECTION 5.1.  Participation in Underwritten
Registrations. No Selling Holder may participate in any Offering in the form of an underwritten offering hereunder unless such Selling Holder (a) agrees to sell such Selling Holder's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Shelf
Registration Rights Agreement. No Holder may participate in any Offering hereunder unless such Holder furnishes the Company with all information required by the applicable rules and regulations of the SEC concerning the proposed methods of sale of such Registrable Securities and such other information as may reasonably be required by the Company to prepare and file such registration statement in accordance with the applicable provisions of the Securities Act and the Rules and Regulations promulgated thereunder.

     SECTION 5.2.  Rule 144.  The Company covenants
that during the six year period following the effective date of the Share Purchase Agreement, it will file any reports required to be filed by it under the Securities Act and the Exchange Act or provide such information as may be reasonably necessary to enable Holders to sell Registrable
Securities without registration under the
Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written Statement as to whether it has compiled with such requirements. The obligations of the Company under this Section 5.2 shall cease three months after the lasttermination of employment has occurred for all Holders of Registrable Securities pursuant to employment agreements with the Company.

     SECTION 5.3.  Notices.   Any notice or
communication to the Company shall be in writing and delivered in person or mailed first-class mail addressed as follows:

               Xylogics, Inc.
               53 Third Avenue
               Burlington, MA 01803
               U.S.A.

               Attention: Chief Financial Officer

     Notices to Shareholders shall be to the
addresses set forth on the signature pages below with copies to:

          John Wilson                        David
Orlin
          Taylors Solicitors                 Lane &
Mittendorf
          Rawlings House                     99
Park Avenue
          Exchange Street                    New
York, New York
          Blackburn                          10016-
3000
          Lancashire BB1 7JN

     SECTION 5.4.  Governing Law.  This Agreement
shall be governed, construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed therein.





[The remainder of this page has been intentionally left blank.]
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.


XYLOGICS, INC.




By
Title: Chief Financial Officer






By                                 By
Mrs. Paula Harding                    Mr. Sean Harding
19 Brookside Road, Oxhey,             19 Brookside Road, Oxhey,
Watford WD1 4BN                       Watford WD1 4BN




By                                 By
Mrs. Denise Waldron                   Mr. John Birbeck
27 Colne Avenue, Hill End,            24 Ferndale Close,
Rickmansworth, Herts WD3 2BS          Stokenchurch,
                                      High Wycombe HA5 1DE




By                                 By
Mrs. June Waldron                     Mr. Peter Thompson
No 03-06, Block 20, 20 Woking Road,   7 Andover Avenue,
Singapore 0513, Singapore             Alkrington,
                                      Middleton, Manchester M24 1JG